Filed Pursuant to Rule 424(b)(5)
Registration Number 333-238560
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
0.75% Convertible Senior Notes due 2028	$575,000,000	$575,000,000	$62,732.50
Common Stock, par value $0.01 per share	(3)	—	—(4)
(1)
Includes the total 0.75% Convertible Senior Notes due 2028 that may be purchased by the underwriters upon exercise of their option to purchase additional 0.75% Convertible Senior Notes due 2028 to cover over-allotments, if any.

(2)	Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)
Represents an indeterminate number of shares of common stock that may be issued from time to time upon conversion of the notes, subject to adjustment in accordance with the terms of the notes and the indenture governing the notes.

(4)
Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 21, 2020)
$500,000,000

0.75% Convertible Senior Notes due 2028
We are offering $500,000,000 principal amount of our 0.75% Convertible Senior Notes due 2028 (the “notes”). The notes will bear interest at a rate of 0.75% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2021. The notes will mature on June 1, 2028.
Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding March 1, 2028 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the notes on each trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) upon the occurrence of specified corporate events; or (4) if we call any or all of the notes for redemption, such called notes may be converted at any time prior to the close of business on the second business day immediately preceding the redemption date. On or after March 1, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time. Upon conversion of notes, we will deliver cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.
The conversion rate with respect to the notes will initially be 30.7692 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $32.50 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest.
We may not redeem the notes prior to June 6, 2025. On or after June 6, 2025, we may redeem for cash all or any portion of the notes if the last reported sale price of our common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on the trading day prior to the date on which we provide notice of the redemption. The redemption price will be the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
If we undergo a fundamental change (as defined below), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes at a purchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date.
The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes, will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated (including our existing 1.75% Convertible Senior Notes due 2025), will be effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on the Nasdaq Global Select Market under the symbol “INSM”. The last reported sale price of our common stock on the Nasdaq Global Select Market on May 10, 2021 was $25.99 per share.
Investing in our notes involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement before buying our notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	$1,000	$500,000,000
Underwriting discounts and commissions(2)	$27.50	$13,750,000
Proceeds, before expenses, to us	$972.50	$486,250,000
(1)	Plus accrued interest, if any from May 13, 2021.
(2)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting”.
The underwriters also may purchase up to an additional $75 million principal amount of notes, solely to cover over-allotments, at the public offering price, less the underwriting discounts and commissions payable by us, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be approximately $15.8 million and our total proceeds, after underwriting discounts and commissions but before expenses, will be approximately $559.2 milion.
Concurrently with this offering, we are offering, through a separate prospectus supplement, 10,000,000 shares of our common stock, plus up to an additional 1,500,000 shares of common stock that the underwriters of the concurrent common stock offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent common stock offering will be consummated on the terms described in this prospectus supplement, or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent common stock offering. See “The Concurrent Common Stock Offering”.
The underwriters are offering the notes as set forth under “Underwriting”. We expect that delivery of the notes will be made to investors in book-entry form through the Depository Trust Company on or about May 13, 2021.
Joint Book-running Managers
J.P. Morgan	SVB Leerink	Morgan Stanley
Prospectus Supplement dated May 10, 2021

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information about securities that we and our selling shareholders may offer from time to time, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus relate to a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a shelf registration process (File No. 333-238560). To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus supplement will supersede such information. For a more detailed understanding of an investment in our notes, you should read both this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein and therein and additional information described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.
Neither the Company nor any underwriter has authorized anyone to provide you with information that is different from or in addition to the information contained in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus filed by us with the SEC. Accordingly, neither the Company nor any underwriter takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give. Neither the Company nor any underwriter is making offers to sell or seeking offers to buy notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of the respective dates of such documents, regardless of the time of delivery of this prospectus supplement or any sale of notes offered hereby. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus supplement and the accompanying prospectus to “Insmed”, the “Company”, “we”, “us” and “our” refer to Insmed Incorporated, a Virginia corporation, together with its consolidated subsidiaries. INSMED and ARIKAYCE are trademarks of Insmed Incorporated. Our logos and trademarks are the property of Insmed. All other brand names or trademarks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks or trade dress in this prospectus supplement and the accompanying prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the other documents that are incorporated herein or therein by reference contain forward-looking statements that involve substantial risks and uncertainties. “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are statements that are not historical facts and involve a number of risks and uncertainties. Words herein such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements.
Forward-looking statements are based on our current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following:
•
failure to successfully commercialize ARIKAYCE, our only approved product, in the United States (U.S.), Europe or Japan (amikacin liposome inhalation suspension, Liposomal 590 mg Nebuliser Dispersion, and amikacin sulfate inhalation drug product, respectively), or to maintain U.S., European or Japanese approval for ARIKAYCE;

•	uncertainties in the degree of market acceptance of ARIKAYCE by physicians, patients, third-party payors and others in the healthcare community;
•
our inability to obtain full approval of ARIKAYCE from the U.S. Food and Drug Administration, including the risk that we will not timely and successfully complete the study to validate a patient reported outcome tool and the confirmatory post-marketing clinical trial required for full approval of ARIKAYCE;

•	inability of us, PARI Pharma GmbH (“PARI”) or our other third-party manufacturers to comply with regulatory requirements related to ARIKAYCE or the Lamira Nebulizer System;
•	our inability to obtain adequate reimbursement from government or third-party payors for ARIKAYCE or acceptable prices for ARIKAYCE;
•	development of unexpected safety or efficacy concerns related to ARIKAYCE or our product candidates;
•
inaccuracies in our estimates of the size of the potential markets for ARIKAYCE or our product candidates or in data we have used to identify physicians, expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates;

•
our inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of ARIKAYCE or any of our product candidates that are approved in the future;

•	failure to obtain regulatory approval to expand ARIKAYCE’s indication to a broader patient population;
•	risk that brensocatib does not prove to be effective or safe for patients in ongoing and future clinical studies, including the ASPEN study;
•	risk that treprostinil palmitil inhalation powder (“TPIP”) does not prove to be effective or safe for patients in ongoing and future clinical studies;
•
failure to successfully conduct future clinical trials for ARIKAYCE, brensocatib, TPIP and our other product candidates due to our limited experience in conducting preclinical development activities and clinical trials necessary for regulatory approval and our potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval, among other things;

•	risks that our clinical studies will be delayed or that serious side effects will be identified during drug development;
•	failure to obtain, or delays in obtaining, regulatory approvals for ARIKAYCE outside the U.S., Europe or Japan, or for our product candidates in the U.S., Europe, Japan or other markets;
•
failure of third parties on which we are dependent to manufacture sufficient quantities of ARIKAYCE or our product candidates for commercial or clinical needs, to conduct our clinical trials, or to comply with our agreements or laws and regulations that impact our business or agreements with us;

•	our inability to attract and retain key personnel or to effectively manage our growth;
•	our inability to adapt to our highly competitive and changing environment;
•	business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises;
•	impact of the novel coronavirus (COVID-19) pandemic and efforts to reduce its spread on our business, employees, including key personnel, patients, partners and suppliers;
•
our inability to adequately protect our intellectual property rights or prevent disclosure of our trade secrets and other proprietary information and costs associated with litigation or other proceedings related to such matters;

•
restrictions or other obligations imposed on us by agreements related to ARIKAYCE or our product candidates, including our license agreements with PARI and AstraZeneca AB, and failure to comply with our obligations under such agreements;

•	the cost and potential reputational damage resulting from litigation to which we are or may become a party, including product liability claims;
•	our limited experience operating internationally;
•	changes in laws and regulations applicable to our business, including any pricing reform, and failure to comply with such laws and regulations;
•	inability to repay our existing indebtedness and uncertainties with respect to our ability to access future capital; and
•	delays in the execution of plans to build out an additional third-party manufacturing facility approved by the appropriate regulatory authorities and unexpected expenses associated with those plans.
We may not actually achieve the results, plans, intentions or expectations indicated by our forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties include, but are not limited to, those described above, in the “Risk Factors” section of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.
We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. We disclaim any obligation, except as specifically required by law, and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the accompanying prospectus, including the risk factors and financial statements and related notes thereto included or incorporated by reference herein and therein, before making a decision to purchase our notes.
Overview
We are a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases. Our first commercial product, ARIKAYCE, is approved in the U.S. as ARIKAYCE® (amikacin liposome inhalation suspension), in Europe as ARIKAYCE® Liposomal 590 mg Nebuliser Dispersion and in Japan as ARIKAYCE® inhalation 590 mg (amikacin sulfate inhalation drug product). ARIKAYCE received accelerated approval in the U.S. in September 2018 for the treatment of Mycobacterium avium complex (“MAC”) lung disease as part of a combination antibacterial drug regimen for adult patients with limited or no alternative treatment options in a refractory setting. In October 2020, the European Commission approved ARIKAYCE for the treatment of nontuberculous mycobacterial (“NTM”) lung infections caused by MAC in adults with limited treatment options who do not have cystic fibrosis. In March 2021, Japan’s Ministry of Health, Labour and Welfare approved ARIKAYCE for the treatment of patients with NTM lung disease caused by MAC who did not sufficiently respond to prior treatment with a multidrug regimen. NTM lung disease caused by MAC (which we refer to as MAC lung disease) is a rare and often chronic infection that can cause irreversible lung damage and can be fatal.
Our clinical-stage pipeline includes brensocatib and TPIP. Brensocatib is a small molecule, oral, reversible inhibitor of dipeptidyl peptidase 1, which we are developing for the treatment of patients with bronchiectasis and other neutrophil-mediated diseases. TPIP is an inhaled formulation of the treprostinil prodrug treprostinil palmitil which may offer a differentiated product profile for pulmonary arterial hypertension and other rare pulmonary disorders. Our earlier-stage pipeline includes preclinical compounds that we are evaluating in multiple rare diseases of unmet medical need. To complement our internal research and development, we actively evaluate in-licensing and acquisition opportunities for a broad range of rare diseases.
Corporate Information
We were incorporated in the Commonwealth of Virginia on November 29, 1999. On December 1, 2010, we completed a business combination with Transave, Inc., a privately held New Jersey-based company focused on the development of differentiated and innovative inhaled pharmaceuticals for the site-specific treatment of serious lung diseases. Our principal executive offices are located at 700 US Highway 202/206, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900. Our website address is www.insmed.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of either document.

THE OFFERING
Issuer
Insmed Incorporated
Securities
$500 million aggregate principal amount of 0.75% Convertible Senior Notes due 2028 (plus up to an additional $75 million principal amount of additional notes that the underwriters have the option to acquire from us, solely to cover over-allotments).
Issue Price
100% plus accrued interest, if any from May 13, 2021.
Maturity
The notes will mature on June 1, 2028, unless earlier repurchased, redeemed or converted.
Interest
The notes will bear interest at a rate of 0.75% per year.
Interest will accrue from May 13, 2021 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2021.
We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default”.
Conversion rights
Holders may convert their notes at their option prior to the close of business on the business day immediately preceding March 1, 2028 in multiples of $1,000 principal amount only under the following circumstances:
•
during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•
during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition” per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day;

•	upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events”; or

•	if we call any or all of the notes for redemption, such called notes may be converted at any time prior to the close of business on the second business day immediately preceding the redemption date.
On or after March 1, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes, in multiples of $1,000 principal amount, at the option of the holder.
The conversion rate for the notes is initially 30.7692 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $32.50 per share of common stock). The conversion rate will be subject to adjustment as described in this prospectus supplement.
Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election (as described herein). If we elect to satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each VWAP trading day (as described herein) in a 40 consecutive VWAP trading day observation period (as described herein). See “Description of Notes—Conversion Rights—Settlement upon Conversion”.
In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will increase the applicable conversion rate for a holder who elects to convert its notes in connection with such a corporate event or notice of redemption in certain circumstances, as described under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change or Notice of Redemption”.
You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances described under “Description of Notes—Conversion Rights—General”. Instead, interest will be deemed to be paid in full by the cash paid and, if applicable, shares of our common stock issued to the converting holder upon conversion.
Optional redemption
We may not redeem the notes prior to June 6, 2025. On or after June 6, 2025, we may redeem for cash all or any portion of the notes if the last reported sale price of our common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on the trading day prior to the date on which we provide notice of the redemption. The redemption price will be the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
No sinking fund is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
Fundamental change
If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”.
Ranking
The notes will be our senior unsecured obligations and will:
•	rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes;
•
rank equally in right of payment with all of our existing and future liabilities that are not so subordinated (including our existing 1.75% Convertible Senior Notes due January 15, 2025 (the “2025 Notes”));

•	be effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
As of March 31, 2021, after giving pro forma effect to the offering of the notes offered hereby (assuming that the underwriters do not exercise their option to purchase additional notes), we would have had approximately $950 million in outstanding indebtedness (which amount includes the face amount of the notes and the 2025 Notes, without taking into account our planned repurchase of $225 million in aggregate principal amount of 2025 Notes).

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.
Events of default
Except as described under “Description of the Notes—Events of Default”, if an event of default occurs, the principal amount of the notes plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.
Book-entry form
The notes will be issued in book-entry form and will be represented by a permanent global certificate deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a public market for the notes
The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
Nasdaq Global Select Market symbol for our common stock
Our common stock is listed on the Nasdaq Global Select Market under the symbol “INSM”.
Trustee paying agent and conversion agent
Wells Fargo Bank, National Association
Use of proceeds
We expect to receive net proceeds from this offering of approximately $486.1 million (or approximately $559.0 million if the underwriters exercise their option to purchase additional notes in full), after deducting the underwriting discounts and our estimated offering expenses.
We intend to use approximately $238.9 million of the net proceeds from this notes offering to repurchase $225 million in aggregate principal amount of our existing 2025 Notes in privately negotiated transactions, and to use the remaining net proceeds from this offering, if any, and the net proceeds from the concurrent common stock offering, if it is consummated, to fund activities related to the commercialization and development of ARIKAYCE, further research and development of brensocatib, TPIP or any of our product candidates, and for other general corporate purposes, including business expansion activities. See “Use of Proceeds” on page S-18 of this prospectus supplement for additional information.
Concurrent common stock offering
Concurrently with this offering, we are offering, through a separate prospectus supplement, 10,000,000 shares of our common stock, plus up to an additional 1,500,000 shares of common stock that the underwriters of the concurrent common stock offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of this offering. See “The Concurrent Common Stock Offering”.
Risk factors
An investment in our notes involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement before deciding to invest in our notes.
Material U.S. federal income tax considerations
For a description of material U.S. federal income tax considerations of owning, converting and disposing of the notes and owning and disposing of shares of our common stock, if any, issuable upon the conversion of the notes, see “Material U.S. Federal Income Tax Considerations”.
Except as otherwise indicated herein, the number of shares of our common stock to be outstanding immediately after this offering is based on 103,278,670 shares of our common stock outstanding as of March 31, 2021.
The number of shares of our common stock to be outstanding immediately after this offering excludes::
•	13,007,668 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2021 at a weighted average exercise price of $20.41 per share;
•	915,147 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of March 31, 2021 at a weighted average grant price of $27.60;
•
3,794,909 shares of our common stock reserved for issuance under our 2019 Incentive Plan, as amended by Amendment No. 1 thereto and the Omnibus Amendment to Insmed Incorporated Incentive Plans, as of March 31, 2021, plus any shares subject to outstanding awards as of March 31, 2021 under our 2017 Incentive Plan, 2015 Incentive Plan and 2013 Incentive Plan that subsequently are cancelled, terminated unearned, expired, forfeited, lapsed for any reason or are settled in cash without the delivery of shares;

•
2,750,000 additional shares of our common stock reserved for issuance under Amendment No. 2 to our 2019 Incentive Plan, subject to receipt of shareholder approval at our 2021 Annual Meeting of Shareholders;

•	11,492,280 shares of our common stock reserved for issuance upon conversion of our 2025 Notes;
•	the shares of common stock that may be issuable upon conversion of the notes being offered by us in this notes offering; and
•	the shares of common stock that may be issued in the concurrent common stock offering.
Unless otherwise stated, all information in this prospectus supplement excludes the shares referenced in the bullets immediately above and assumes no exercise by the underwriters of their option to purchase additional notes in this offering.

RISK FACTORS
An investment in our notes involves significant risks. Before making an investment in our notes, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. For a discussion of risks that you should carefully consider before deciding to purchase any of our notes, please review the risk factors disclosed below, together with the other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein. Any of these risks, as well as additional risks not currently known to us or that we currently deem immaterial, may adversely affect our business, financial condition, results of operations, and prospects, resulting in a decline in the trading price of our common stock and loss of all or part of your investment.
Risks Related to the Ownership of Our Notes
Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of principal or to pay interest on or to refinance our indebtedness, including the indebtedness we would incur as a result of the issuance of the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Without giving effect to the notes to be issued in this offering, as of March 31, 2021, our outstanding indebtedness was approximately $450 million, including our existing 2025 Notes, some of which we plan to repurchase with a portion of the net proceeds from this offering. Our business may not generate cash flow from operations in the future sufficient to satisfy our obligations under the notes and any future indebtedness we may incur and to make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the notes or future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the notes or future indebtedness.
We may still incur substantially more debt or take other actions which would intensify the risks discussed above.
We and our subsidiaries may be able to incur substantial additional debt in the future. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.
The notes will be effectively junior to any secured debt we may incur and structurally subordinated to any liabilities of our subsidiaries.
The notes are our unsecured obligations exclusively and are not guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, the indenture for the notes does not restrict us or our subsidiaries from incurring additional debt or other liabilities. Accordingly, the notes will rank senior in right of payment to any future indebtedness we may incur that is expressly subordinated in right of payment to the notes, will rank equally in right of payment with any of our existing and future liabilities that are not so subordinated (including our existing 2025 Notes), will be effectively junior in right of payment to any secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to any indebtedness and other liabilities of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any of our debt will be available to pay obligations on the notes only after such secured debt has been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.
Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of our subsidiaries will be under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.
As of March 31, 2021, on an as adjusted basis after giving effect to this offering (assuming that the underwriters do not exercise their over-allotment option), we would have had approximately $950 million in outstanding indebtedness (which amount includes the face amount of the notes and the 2025 Notes, without taking into account our planned repurchase of $225 million in aggregate principal amount of 2025 Notes).
The notes are not protected by restrictive covenants.
The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the making of investments, the incurrence of indebtedness or the issuance, purchase or prepayment of securities by us or any of our subsidiaries. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change or Notice of Redemption”. For these reasons, you should not consider the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.
Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.
Upon the occurrence of a fundamental change, holders of the notes have the right to require us to repurchase their notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.
We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, settle conversion of the notes other than solely in shares of our common stock or redeem the notes when available.
Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date, as described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”. In addition, unless we elect to deliver solely shares of our common stock, we will be required to make cash payments in respect of the notes being converted as described under “Description of Notes—Conversion Rights—Settlement Upon Conversion”. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes, redeem the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our existing and future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or elect to make cash payments upon conversions thereof.
The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.
Prior to the close of business on the business day immediately preceding March 1, 2028, you may convert your notes only if specified conditions are met. In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights”. If one or more holders elect to convert their notes, we may elect to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.
Conversion of the notes may dilute the ownership interest of existing shareholders, including holders who had previously converted their notes, or may otherwise depress the price of our common stock.
The conversion of some or all of the notes will dilute the ownership interests of existing shareholders to the extent we deliver shares upon conversion of any of the notes. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of our common stock could depress the price of our common stock.
The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.
Prior to the close of business on the business day immediately preceding March 1, 2028, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash and/or shares of our common stock into which the notes would otherwise be convertible.
Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.
Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.
Upon conversion, we have the option to pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock to satisfy our conversion obligation. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each VWAP trading day (as defined below under “Description of Notes—Conversion Rights—Settlement upon Conversion”) in a 40 consecutive VWAP trading day observation period (as defined below under “Description of Notes—Conversion Rights—Settlement upon Conversion”). We will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date if we elect to deliver solely shares of our common stock or on the maturity date, in the case of conversion occurring after the regular record date immediately preceding the maturity date or the second business day immediately following the end of the applicable observation period if we elect to pay solely cash or pay and deliver a combination of cash and shares of our common stock. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected.

The adjustment to the conversion rate for notes converted in connection with a make whole fundamental change or a notice of redemption may not adequately compensate you for any lost option value of your notes as a result of such transaction.
If a make whole fundamental change occurs or if we deliver a notice of redemption prior to the maturity date of the notes, under certain circumstances, we will increase the applicable conversion rate by a number of additional shares of our common stock for notes converted in connection with such make whole fundamental change or notice of redemption. The increase in the applicable conversion rate will be determined based on the date on which the specified corporate transaction or notice of redemption becomes effective and the price paid (or deemed to be paid) per share of our common stock in connection with such transaction, as described below under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change or Notice of Redemption”. The adjustment to the applicable conversion rate for notes converted in connection with a make whole fundamental change or notice of redemption may not adequately compensate you for any lost option value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $150.00 per share or less than $25.00 per share (in each case, subject to adjustment), no adjustment will be made to the applicable conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 40.0000 shares of common stock, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rates—Conversion Rate Adjustments”.
Our obligation to increase the conversion rate upon the occurrence of a make whole fundamental change or notice of redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
The fundamental change repurchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.
Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change, which includes a takeover of us. This may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to our investors. See “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events”.
The conversion rate of the notes may not be adjusted for all dilutive events.
The conversion rate is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants to holders of our common stock, subdivisions or combinations of our common stock, distributions of capital stock, indebtedness, or assets to holders of our common stock, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments”. However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. We are not restricted from issuing additional common stock during the term of the notes and have no obligation to consider the interests of holders of the notes in deciding whether to issue common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the applicable conversion rate.
Redemption may adversely affect your return on the notes.
We may not redeem the notes prior to June 6, 2025. On or after June 6, 2025, we may redeem for cash all or any portion of the notes if the last reported sale price of our common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on the trading day prior to the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. See “Description of Notes—Optional Redemption On or After June 6, 2025”.

Regulatory actions may adversely affect the trading price and liquidity of the notes.
We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.
The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, which generally restricts short selling when the price of a “covered security” triggers a “circuit breaker” by falling 10% or more from the security’s closing price as of the end of regular trading hours on the prior day, the adoption by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the national securities exchanges of a “Limit Up-Limit Down” mechanism, which prevents trades in individual listed equity securities from occurring outside of specific price bands during regular trading hours, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes, to effect short sales of our common stock, borrow our common stock, or enter into swaps on our common stock could adversely affect the trading price and liquidity of the notes.
Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.
The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement, the accompanying prospectus or the documents we have incorporated by reference herein or therein or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.
The ability of holders of the notes to convert the notes prior to the close of business on the business day immediately preceding March 1, 2028 is conditioned on, among other events, the closing price of our common stock reaching and maintaining a closing price no less than a specified threshold for a given period of time, the trading price of the notes falling below a certain level or the occurrence of specified corporate events or distributions or our election to redeem the notes. If the closing price threshold is not satisfied, the trading price of the notes does not fall below the relevant threshold and none of the specified distributions or corporate events that would permit a holder to convert occurs and we do not elect to redeem the notes, holders would not be able to convert notes except during the period on and after March 1, 2028 and until the close of business on the second scheduled trading day prior to the maturity date.
Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.
In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon conversion of the 2025 Notes, exercise of our outstanding stock options and the vesting of our outstanding restricted stock units. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. As of March 31, 2021, there were 103,278,670 shares of our common stock outstanding, which are freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our affiliates, sales of which will be limited by Rule 144 under the Securities Act, absent registration under the Securities Act and for certain limited contractual restrictions applicable to certain shares.
Our repurchase of 2025 Notes may affect the value of the notes and our common stock.
We expect to use approximately $238.9 million of the net proceeds from this offering to repurchase $225 million in aggregate principal amount of our outstanding 2025 Notes in separate, privately negotiated transactions. Any repurchase of our outstanding 2025 Notes could affect the market price of our common stock and the initial conversion price of the notes. We expect that holders of the 2025 Notes that sell their 2025 Notes may purchase or sell shares of our common stock in the market to modify their hedge positions in connection with these transactions. This activity could affect the market price of our common stock and the initial conversion price of the notes.
The accounting method for the notes could adversely affect our reported financial condition and results.
The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.
We expect that, under applicable accounting principles, the initial liability carrying amount of the notes will be the fair value of a similar debt instrument that does not have a conversion feature, valued using our cost of capital for straight, non-convertible debt. We expect to reflect the difference between the net proceeds from this offering and the initial carrying amount as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income or higher reported loss. The lower reported income or higher reported loss resulting from this accounting treatment could depress the trading price of our common stock and the notes. However, in August 2020, the Financial Accounting Standards Board published an Accounting Standards Update, which we refer to as ASU 2020-06, eliminating the separate accounting for the debt and equity components as described above. ASU 2020-06 will be effective for SEC-reporting entities for fiscal years beginning after December 15, 2021 (or, in the case of smaller reporting companies, December 15, 2023), including interim periods within those fiscal years. However, early adoption is permitted in certain circumstances for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. When effective, the elimination of the separate accounting described above may reduce the interest expense that we expect to recognize for the notes for accounting purposes.
In certain circumstances, issuers of notes that are convertible into a combination of cash and shares of common stock are eligible to use the treasury stock method to reflect the shares underlying the notes in diluted earnings per share. Under this method, if the conversion value of the notes exceeds their principal amount for a reporting period, then diluted earnings per share is calculated assuming that all the notes were converted and that shares of our common stock were issued to settle the excess. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares underlying the notes will not be reflected in diluted earnings per share. However, if we are not permitted to use the treasury stock method, or if accounting standards change in the future to preclude the use of the treasury stock method, then our diluted earnings per share may decline. For example, ASU 2020-06 amends these accounting standards, effective as of the dates referred to above, to eliminate the treasury stock method for convertible instruments that can be settled in whole or in part with equity and instead require application of the “if-converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.
Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them.
Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to:
•	the conversion date relating to such notes if we have elected physical settlement; and
•	the last VWAP trading day of the applicable observation period if we have selected combination settlement;
but to the extent the conversion consideration includes shares of our common stock, holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of notes if we have elected physical settlement or the last VWAP trading day of the applicable observation period related to a holder’s conversion of notes if we have elected combination settlement, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock resulting from the amendment.
We cannot assure you that an active trading market will develop for the notes.
Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. If the underwriters cease to act as market makers for the notes, we cannot assure you that another firm or person will make a market in the notes. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.
Any adverse rating of the notes may cause their trading price to fall.
We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.
You may be subject to tax if we make or fail to make certain adjustments to the applicable conversion rate of the notes even though you do not receive a corresponding cash distribution.
The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends or upon a make whole fundamental change or notice of redemption. If the applicable conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the applicable conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make whole fundamental change occurs or we deliver a notice of redemption prior to the maturity date, under some circumstances, we will increase the applicable conversion rate for notes converted in connection with the make whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See “Material U.S. Federal Income Tax Considerations”.

The notes will initially be held in book-entry form and, therefore, holders must rely on the procedures and the relevant clearing systems to exercise their rights and remedies.
Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of the notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest (including any additional interest), amounts due upon conversion, and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make the payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if a holder owns a book-entry interest, such holder will be permitted to act only to the extent such holder has received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure holders that to procedures for the granting of such proxies will be sufficient to enable holders to vote on any requests actions on a timely basis.
Risks Related to This Offering
Our management will have broad discretion over the actual amounts and timing of the expenditures of the proceeds we receive in this notes offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.
We intend to use approximately $238.9 million of the net proceeds from this notes offering to repurchase $225 million in aggregate principal amount of our existing 2025 Notes in privately negotiated transactions, and to use the remaining net proceeds from this offering, if any, and the net proceeds from the concurrent common stock offering, if it is consummated, to fund activities related to the commercialization and development of ARIKAYCE, further research and development of brensocatib, TPIP or any of our product candidates, and for other general corporate purposes, including business expansion activities. This expected use of the net proceeds from this notes offering and the concurrent common stock offering, if completed, represents our intentions based upon our current plans and business conditions. The amount and timing of our actual expenditures may vary significantly depending on numerous factors, the most significant of which are expenses related to our commercialization efforts for ARIKAYCE, expenses related to future ARIKAYCE, brensocatib and TPIP clinical trials, as well as any strategic transactions that we may enter into with third parties, and any unforeseen cash needs. Because of the number and variability of factors that will determine our use of the proceeds from this notes offering and the concurrent common stock offering, if completed, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this notes offering and the concurrent common stock offering, if completed, and could spend the proceeds in ways that do not necessarily improve our financial condition or operating results or enhance the value of our common stock and your investment therein. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value. See “Use of Proceeds” for additional information.
A significant portion of our total outstanding shares may be sold into the market at any time, which could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. Such sales, or the perception in the market that the holders of a large number of such shares intend to sell, could reduce the market price of our common stock significantly. In connection with this offering, we and our executive officers and directors have entered into lock up agreements with J.P. Morgan Securities LLC and SVB Leerink LLC, as representatives of the underwriters, that prohibit us and our executive officers and directors, subject to certain exceptions or receipt of the prior written consent of J.P. Morgan Securities LLC and SVB Leerink LLC, from disposing or pledging, or hedging against, our common stock or securities convertible into or exchangeable for shares of our common stock for a period of up to 60 days after the date of this prospectus supplement. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding immediately prior to this offering will not be subject to lock up agreements with J.P. Morgan Securities LLC and SVB Leerink LLC and, except to the extent such shares are held by our affiliates, will be freely tradable without restriction. In addition, J.P. Morgan Securities LLC and SVB Leerink LLC may, in their discretion, release the lock up restrictions described above at any time without notice.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from this offering will be approximately $486.1 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional notes in full, we estimate that the net proceeds from this offering will be approximately $559.0 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We estimate that we will receive net proceeds of approximately $234.8 million from the concurrent common stock offering, if it is consummated, or approximately $270.1 million if the underwriters of the concurrent common stock offering exercise in full their option to purchase additional shares, after deducting the underwriters’ discounts and estimated offering expenses payable by us. However, the completion of this offering is not contingent on the completion of the concurrent common stock offering, so it is possible that this offering occurs and the concurrent common stock offering does not occur or results in lower net proceeds than we currently estimate.
We intend to use $238.9 million of the net proceeds from this notes offering to repurchase $225 million in aggregate principal amount of our existing 2025 Notes in privately negotiated transactions, and to use the remaining net proceeds from this offering, if any, and the net proceeds from the concurrent common stock offering, if it is consummated, to fund activities related to the commercialization and development of ARIKAYCE, further research and development of brensocatib, TPIP or any of our product candidates, and for other general corporate purposes, including business expansion activities. The 2025 Notes bear interest at a rate of 1.75% per annum and mature on January 15, 2025.
This expected use of our net proceeds from this offering and, if consummated, the concurrent common stock offering, represents our intentions based upon our current plans and business conditions. The amount and timing of our actual expenditures may vary significantly depending on numerous factors, the most significant of which are expenses related to our commercialization efforts for ARIKAYCE, and to a lesser extent, expenses related to future ARIKAYCE, brensocatib and TPIP clinical trials, as well as any strategic transactions that we may enter into with third parties, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering and the concurrent common stock offering, if completed. We have no current understandings, agreements or commitments for any material acquisitions or licenses of any compounds, product candidates, technology or businesses.
Pending our use of the net proceeds we receive from this offering and the concurrent common stock offering, if completed, we intend to invest such net proceeds in a variety of capital preservation investments, including short term, investment grade, interest bearing instruments and U.S. government securities.

DESCRIPTION OF NOTES
We will issue the notes under the Indenture dated as of January 26, 2018 (the “base indenture”) between us and Wells Fargo Bank, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture relating to the notes to be entered into concurrently with the initial issuance of the notes (the base indenture, as supplemented by the supplemental indenture, the “indenture”). You may request copies of the indenture from us as described under “Incorporation of Certain Documents By Reference”.
The following description is a summary of the material provisions of the notes and the indenture and is not complete. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.
For purposes of this description, references to:
•	“we”, “our” and “us” refer only to Insmed Incorporated and not to its subsidiaries;
•	“open of business” refers to 9:00 a.m., New York City time, on a business day;
•	“close of business” refers to 5:00 p.m., New York City time, on a business day;
•
“business day” refers to any day other than a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed during the hours between open of business and close of business;

•	“notes” refer, unless the context otherwise requires, to each $1,000 principal amount of 0.75% Convertible Senior Notes due 2028 offered hereby; and
•	“common stock” refers to our common stock, par value $0.01 per share, subject to “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” below.
Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default”.
General
The notes will:
•	be our general unsecured, senior obligations;
•	initially be limited to an aggregate principal amount of $500,000,000 (or $575,000,000 if the underwriters' option to purchase additional notes is exercised in full);
•	bear cash interest from May 13, 2021 at an annual rate of 0.75%, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2021;
•	be subject to redemption at our option, on or after June 6, 2025, in whole or in part, if the conditions described under “—Optional Redemption On or After June 6, 2025” are satisfied;
•
be subject to purchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”), at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but not including, the fundamental change purchase date;

•	mature on June 1, 2028, unless earlier converted, redeemed or purchased;
•	be issued in denominations of $1,000 and multiples of $1,000; and
•	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance”.

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 30.7692 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $32.50 per share of common stock). The conversion rate is subject to adjustment if certain events occur.
We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights—Settlement upon Conversion”. You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.
The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change or Notice of Redemption”, the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We do not intend to list the notes on any securities exchange or any automated dealer quotation system.
The notes will not be guaranteed by any of our subsidiaries. No sinking fund is provided for the notes. The notes will not be subject to defeasance.
Additional Notes
We may, without the consent of, or notice to, the holders, reopen the indenture and issue additional notes under the indenture with the same terms as the notes offered hereby (except for any differences in the issue date, the issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not part of the same issue as the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. The notes offered by this prospectus supplement and any such additional notes would rank equally and would be treated as a single series for all purposes under the indenture.
Purchase and Cancellation
We will cause all notes surrendered for payment, repurchase, including as described immediately below (but excluding notes repurchased pursuant to cash-settled swaps or other derivatives), redemption, registration of transfer or exchange or conversion, if surrendered to us or any of our agents, subsidiaries or affiliates, to be delivered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture. All notes delivered to the trustee will be cancelled promptly by the trustee. No notes will be authenticated in exchange for any notes cancelled as provided in the indenture.
We may, to the extent permitted by law, directly or indirectly (regardless of whether such notes are surrendered to us), whether by us or our subsidiaries, repurchase notes in the open market or otherwise, including through privately negotiated transactions or public tender or exchange offers or through counterparties to private agreements, including by cash-settled swaps or other derivatives.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without giving prior notice to the holders of the notes, and we may act as paying agent or registrar.

Interest on certificated notes will be payable (i) to holders holding certificated notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders holding certificated notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon written application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States, which application will remain in effect until the holder notifies, in writing, the registrar to the contrary.
A holder of notes may transfer or exchange notes as described under “—Book-Entry, Settlement and Clearance”. However, we are not required to transfer or exchange any note surrendered for redemption, conversion or required purchase.
The registered holder of a note will be treated as its owner for all purposes.
Interest
The notes will bear cash interest at a rate of 0.75% per year until maturity. Interest on the notes will accrue from their first date of initial issuance or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2021.
Interest will be paid to the person in whose name a note is registered at the close of business on May 15 or November 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
If any interest payment date, any redemption date, the maturity date or any earlier required repurchase date upon a fundamental change falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.
Ranking
The notes will be our general unsecured obligations that rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated (including our existing 2025 Notes). The notes will be effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full. The notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.
As of March 31, 2021, on an as adjusted basis after giving effect to this offering (assuming that the underwriters do not exercise their option to purchase additional notes), Insmed Incorporated would have had approximately $950 million in outstanding indebtedness (which amount includes the face amount of the notes and the 2025 Notes, without taking into account our planned repurchase of $225 million in aggregate principal amount of 2025 Notes), and our subsidiaries had approximately $129.2 million in liabilities outstanding, including trade payables but excluding intercompany indebtedness.
We may not be able to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See “Risk Factors—Risks Related to the Ownership of Our Notes—We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, settle conversion of the notes other than solely in shares of our common stock or redeem the notes when available”.
Optional Redemption On or After June 6, 2025
Prior to June 6, 2025, the notes will not be redeemable. On or after June 6, 2025 and prior to the maturity date, we may redeem for cash all or any portion of the notes if the last reported sale price (as defined below) of our common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days

(whether or not consecutive) during any 30 consecutive trading day period ending on the trading day prior to the date on which we provide notice of the redemption. The redemption price of each note to be redeemed will be the principal amount of such note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.
We will send written notice of any redemption and related information not less than 50 nor more than 60 scheduled trading days before the redemption date to the trustee, the paying agent and each holder of the notes. However, if, in accordance with the provisions described below under “—Conversion Rights—Settlement upon Conversion”, we elect to settle all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second business day immediately before the related redemption date by physical settlement, then we may send such notice not less than 30 nor more than 60 scheduled trading days before the redemption date. At the time that such notice is sent, we will publish a notice containing the same information in a newspaper of general circulation in the City of New York or publish the information on our website or through such other public medium as we may use at that time.
No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).
Conversion Rights
General
Prior to the close of business on the business day immediately preceding March 1, 2028 (the “Free Conversion Date”), holders may convert any or all of their notes only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition”, “—Conversion upon Satisfaction of Trading Price Condition”, “—Conversion upon Specified Corporate Events” and “—Conversion upon Redemption”. On or after the Free Conversion Date until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert any or all of their notes at any time irrespective of the foregoing conditions.
The conversion rate will initially be 30.7692 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $32.50 per share of common stock). The conversion rate with respect to the notes and the conversion price for notes in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price”, respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount. The trustee will initially act as the conversion agent.
Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon Conversion”. If we elect to satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under “—Settlement upon Conversion”) calculated on a proportionate basis for each VWAP trading day (as defined below under “—Settlement upon Conversion”) in a 40 consecutive VWAP trading day observation period (as defined below under “—Settlement upon Conversion”).
If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first validly withdraws its purchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. Our payment and delivery to you of the cash and/or shares of our common stock, as applicable, issued to the converting holder upon conversion will be deemed to satisfy in full our obligation to pay:
•	the principal amount of the note; and
•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.
As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.
Notwithstanding the immediately preceding two paragraphs, if notes are converted after the close of business on a regular record date for the payment of interest, but prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted (regardless of whether the converting holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:
•	for conversions following the close of business on the regular record date immediately preceding the maturity date;
•
if we have a specified redemption date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date, in respect of notes converted after close of business on such regular record date and on or prior to the open of business on such interest payment date;

•
if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date, in respect of notes converted after the close of business on such regular record date and on or prior to the open of business on such interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.
For the avoidance of doubt, all holders on the regular record date immediately preceding the maturity date and any redemption date or fundamental change repurchase date described in the second and third bullets, respectively, in the immediately preceding paragraph will receive the full interest payment due on the maturity date or other applicable interest payment date regardless of whether their notes have been converted, redeemed or repurchased following such regular record date.
We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will deliver cash in lieu of any fractional share as described under “—Settlement Upon Conversion”.
If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any such shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.
Holders may surrender their notes for conversion only under the following circumstances:
Conversion upon Satisfaction of Sale Price Condition
Prior to the close of business on the business day immediately preceding the Free Conversion Date, a holder may surrender all or any portion of its notes for conversion during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

We shall determine at the beginning of each calendar quarter commencing after the quarter ending June 30, 2021 whether the Notes may be surrendered for conversion in accordance with this clause and shall notify the Holders of the Notes, the trustee and the conversion agent if the Notes become convertible in accordance with this clause, provided that failure to give such notice will not be considered a default or form the basis for an event of default for any purpose under the indenture.
The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the relevant stock exchange (as defined below). If our common stock is not listed, quoted or traded on any U.S. securities exchange or any other market, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.
“Trading day” means a day on which:
•	trading in our common stock (or other security for which a last reported sale price must be determined) generally occurs on the relevant stock exchange, and
•	a last reported sale price for our common stock (or last reported sale price for such other security) is available on the relevant stock exchange;
provided, however, if our common stock (or such other security) is not listed, quoted or traded on any U.S. securities exchange or any other market, “trading day” means a “business day”.
“Relevant stock exchange” means The Nasdaq Global Select Market or, if our common stock (or other security for which a last reported sale price must be determined) is not then listed on The Nasdaq Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, the over-the-counter market, as reported by OTC Markets Group Inc. or similar organization or, if our common stock is not then quoted by OTC Markets Group Inc. or similar organization, the principal other market on which our common stock (or such other security) is then traded.
Conversion upon Satisfaction of Trading Price Condition
Prior to the close of business on the business day immediately preceding the Free Conversion Date, a holder of notes may surrender all or any portion of its notes for conversion during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day, subject to compliance with the procedures and conditions described below concerning the bid solicitation agent's obligation to make a trading price determination.
The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid will be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If we do not, when we are required to, instruct the bid solicitation agent to (or, if we are acting as bid solicitation agent, we do not) obtain bids, or if we give such instruction to the bid solicitation agent and the bid solicitation agent fails to (or, if we are acting as bid solicitation agent, we do not) make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each trading day of such failure.

The bid solicitation agent (if other than us) will have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination, and we will have no obligation to make such request (or, if we are acting as bid solicitation agent, we will have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we will instruct the bid solicitation agent to (or, if we are acting as bid solicitation agent, we will) determine the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met on any trading day, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) within one business day following such trading day. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate for such date, we will promptly so notify the holders, the trustee and the conversion agent (if other than the trustee) that the trading price condition is no longer met and thereafter neither we nor the bid solicitation agent will be required to solicit bids again until another qualifying request is made as provided above.
We will initially act as the bid solicitation agent.
Conversion upon Specified Corporate Events Certain Distributions
If, prior to the close of business on the business day immediately preceding the Free Conversion Date, we elect to:
•
distribute to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 calendar days from the declaration date for such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution; or

•
distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, then, in either case, we must notify the holders of the notes at least 50 scheduled trading days prior to the ex-dividend date (as defined below) for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of
•	the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution; and
•	our declaration that such issuance or distribution will not take place.
“Ex-dividend date” means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on the relevant stock exchange (in the form of due bills or otherwise) as determined by the relevant stock exchange.
Certain Corporate Events
Prior to the close of business on the business day immediately preceding the Free Conversion Date, if:
•	a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”) occurs;
•
a transaction or event that constitutes a “make whole fundamental change” (as defined under “—Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change or Notice of Redemption”) occurs; or

•
we are a party to a consolidation, merger, combination, statutory or binding share exchange or similar transaction involving us pursuant to which our common stock would be converted into, or exchanged for, cash, securities or other property or assets, or any sale, conveyance, lease or other transfer or similar transaction in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries, taken as a whole, the notes may be surrendered by a holder for conversion at any time from or after the date that is 30 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the close of business on the 35th trading day after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

We will notify holders, the trustee and the conversion agent (if other than the trustee) as promptly as practicable following the date we publicly announce such transaction; provided that we will deliver such notice in no event later than the effective date of such corporate event.
If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders To Require Us To Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has validly withdrawn the purchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required purchase, the holder's right to withdraw the purchase notice and convert the notes that are subject to required purchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change purchase date.
Conversion upon Redemption
If we call any notes for redemption, as described under “—Optional Redemption On or After June 6, 2025”, holders may convert such notes called for redemption at any time on or after the date we send the related redemption notice until the close of business on the second business day immediately preceding the redemption date (or, if we fail to pay the redemption price on the redemption date, such later date on which we pay the redemption price).
Conversions on or After the Free Conversion Date
On or after the Free Conversion Date, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.
Conversion Procedures
If you hold a beneficial interest in a global note or when required by applicable procedures of the depositary in effect at that time in case of a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all transfer or similar taxes, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.
If you hold a certificated note, to convert you must:
•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;
•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents;
•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled, as described under “—Conversion Rights—General”; and
•	if required, pay all transfer or similar taxes.
We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder must pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date”.
Settlement upon Conversion
Upon conversion of any note, we may choose to pay or deliver, as the case may be:
•	cash (“cash settlement”);
•	shares of our common stock (“physical settlement”); or
•	a combination of cash and shares of our common stock (“combination settlement”), as described below.
We refer to each of these settlement methods as a “settlement method”.
All conversions of notes occurring on or after the Free Conversion Date will be settled using the same relative proportion of cash and/or shares of our common stock as all other conversions occurring on or after the Free Conversion Date. We will inform holders, the trustee and the conversion agent (if other than the trustee) of the settlement method we elect for any conversions occurring on or after the Free Conversion Date no later than the Free Conversion Date. If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. We will determine the conversion consideration due thereupon promptly following the last VWAP trading day of the applicable observation period and will promptly thereafter send notice to the trustee and the conversion agent (if other than the trustee). Neither the trustee nor the conversion agent will have any responsibility for any such determination.
Except for any conversions of notes that occur on or after the Free Conversion Date, we will use the same settlement method (including the same relative proportion of cash and/or shares of our common stock) for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting, the trustee and the conversion agent (if other than the trustee) of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs on or after the Free Conversion Date, no later than the Free Conversion Date). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement with respect to that conversion date and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. Notwithstanding anything to the contrary above, if we call any notes for redemption, then we will specify in the related redemption notice the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and before the business day immediately before the related redemption date and if the related redemption date occurs on or after the Free Conversion Date, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after the Free Conversion Date.
Settlement amounts will be computed as follows:
•
if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the applicable conversion rate (plus cash in lieu of any fractional share of our common stock issuable upon conversion);

•
if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values (as defined below under “—Definitions”) for each of the 40 consecutive VWAP trading days (as defined below under “—Definitions”) during the related observation period (as defined below under “—Definitions”); and

•
if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive VWAP trading days during the relevant observation period (plus cash in lieu of any fractional share of our common stock issuable upon conversion).

If more than one note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such notes will be computed on the basis of the aggregate principal amount of the notes surrendered.
The “daily settlement amount”, for each of the 40 consecutive VWAP trading days during the applicable observation period, will consist of:
•
cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified (or deemed specified) in the notice specifying our chosen settlement method (the “specified dollar amount”), divided by 40 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•
if the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP (as defined below under “—Definitions”) for such VWAP trading day.

Except as described under “—Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change or Notice of Redemption” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock”, we will deliver the consideration due in respect of conversion of the notes on:
•
if we elect physical settlement, the second business day immediately following the relevant conversion date for any conversion occurring prior to the regular record date immediately preceding the maturity date, or on the maturity date, for any conversion occurring on or after the regular record date immediately preceding the maturity date, or

•	the second business day immediately following the last VWAP trading day of the relevant observation period, in the case of any cash settlement or combination settlement.
We will pay cash in lieu of any fractional share of common stock issuable upon conversion of the notes based on:
•	the daily VWAP on the relevant conversion date, in the case of physical settlement; and
•	the daily VWAP on the last VWAP trading day of the relevant observation period, in the case of combination settlement.
Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock will be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date, in the case of physical settlement, or the last VWAP trading day of the relevant observation period, in the case of combination settlement.
By notice to holders of the notes, the trustee and the conversion agent (if other than the trustee), we may, prior to the Free Conversion Date, at our option, irrevocably elect to satisfy our conversion obligation with respect to the notes through combination settlement with a specified dollar amount per $1,000 principal amount of notes of at least $1,000 for all conversion dates occurring subsequent to delivery of such notice and for which another settlement method does not otherwise apply or is not otherwise deemed to apply as set forth above. If we make an irrevocable election pursuant to the provisions described in the immediately preceding sentence, then we will either post notice of such election on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with the SEC. If we irrevocably elect combination settlement with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above a specific amount, we will, after the date of such election, inform holders of the notes, the trustee and the conversion agent (if other than the trustee) of such specified dollar amount no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) during the period beginning on the date of our issuance of a notice of redemption with respect to the notes as described under “—Optional Redemption On or After June 6, 2025” and ending prior to the relevant redemption date, in the related notice of redemption, or (ii) on or after the Free Conversion Date, no later than the Free Conversion Date), or, if we do not timely notify holders, the trustee and the conversion agent (if other than the trustee), such specified dollar amount will be the specific amount set forth in the election notice, unless no specific amount was set forth in the election notice, in which case such specified dollar amount will be $1,000 per $1,000 principal amount of notes. The irrevocable election will apply to all note conversions on conversion dates occurring subsequent to delivery of such notice; provided, however, that no such election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes. However, we may nonetheless choose to execute such an amendment at our option.
Definitions
The “daily conversion value” means, for each of the 40 consecutive trading days during the observation period, 1/40th of the product of:
•	the conversion rate on such VWAP trading day; and
•	the daily VWAP on such VWAP trading day.
The “daily VWAP” means, for each of the 40 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “INSM <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
The “observation period” with respect to any note surrendered for conversion means:
•
subject to the immediately following bullet, if the relevant conversion date occurs prior to the Free Conversion Date, the 40 consecutive VWAP trading day period beginning on, and including, the second VWAP trading day immediately succeeding such conversion date;

•
if the relevant conversion date occurs on or after the date we have sent a redemption notice calling such note for redemption and before the related redemption date, the 40 consecutive trading day period beginning on, and including, the 41st scheduled trading day immediately before such redemption date; and

•
subject to the immediately preceding bullet, if the relevant conversion date occurs on or after the Free Conversion Date, the 40 consecutive VWAP trading day period beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date (if such scheduled trading day is not a VWAP trading day, the immediately following VWAP trading day).

“VWAP trading day” means a day on which:
•	there is no “market disruption event” (as defined below); and
•	trading in our common stock generally occurs on the relevant stock exchange.
If our common stock is not listed or admitted for trading on any relevant stock exchange, “VWAP trading day” means a “business day”.
“Market disruption event” means:
•	a failure by the relevant stock exchange to open for trading during its regular trading session; or

•
the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

“Scheduled trading day” means a day that is scheduled to be a trading day on the relevant stock exchange.
If our common stock is not listed, quoted or traded on any U.S. securities exchange or any other market, “scheduled trading day” means a “business day”.
Conversion Rate Adjustments
The conversion rate will be adjusted as described below, except that we will not make any adjustments to the then-applicable conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below as if such holders of the notes held a number of shares of our common stock equal to the then-applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder, without having to convert their notes.
(1)
If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the applicable conversion rate will be adjusted based on the following formula:

where,
CR0 =
the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable; and
OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this clause (1) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or the outstanding shares of common stock are not so split or combined, as the case may be, the applicable conversion rate will be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution or to effect such share split or share combination, to the conversion rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared.

(2)
If we distribute to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days from the declaration date for such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, the applicable conversion rate will be increased based on the following formula:

where,
CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y =
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and will become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the applicable conversion rate will be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, or if no such rights, options or warrants are exercised prior to their expiration, the applicable conversion rate will be decreased to the conversion rate that would then be in effect if such distribution had not occurred.
For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions”, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of common stock, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.
(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends or distributions as to which an adjustment was effected or will be effected in accordance with the 1% provision (as defined below) pursuant to clause (1) or (2) above;
•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;

•	distributions of reference property in a transaction described in “—Recapitalizations, Reclassifications and Changes of Our Common Stock”;
•	except as otherwise described below, rights issued pursuant to a stockholder rights plan of ours; and
•	spin offs as to which the provisions set forth below in this clause (3) will apply; then the applicable conversion rate will be increased based on the following formula:

where,
CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the applicable conversion rate will be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note will receive, in respect of each $1,000 principal amount thereof, at the same time and on the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the applicable conversion rate in effect on the ex-dividend date for the distribution.
If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:
•	we will not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events that would cause such rights, options or warrants to be exercisable occurs; and
•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin off”, the applicable conversion rate will be increased based on the following formula:

where,

CR0 =	the applicable conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1 =	the applicable conversion rate in effect immediately after the valuation period;
FMV =
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin off (the “valuation period”); provided that if there is no last reported sale price of the capital stock or similar equity interest distributed to holders of our common stock on such ex-dividend date, the “valuation period” will be the first 10 consecutive trading day period after, and including, the first date such last reported sale price is available; and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.
The adjustment to the applicable conversion rate under the preceding paragraph will be determined on the last trading day of the valuation period, but will be given effect at the open of business on the ex-dividend date for such spin off. Notwithstanding the foregoing, (x) in respect of any conversion during the valuation period as to which physical settlement is applicable, references in the preceding paragraph with respect to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed in the period from, and including, the ex-dividend date for such spin-off to, and including, the conversion date and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, then, for any VWAP trading day that falls within the relevant observation period for such conversion and within the relevant valuation period, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely for purposes of determining the conversion rate for such VWAP trading day for that conversion, with such lesser number of trading days as have elapsed in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day. If such spin-off does not occur, the conversion rate will be decreased to be the conversion rate that would then be in effect if such distribution had not been declared, effective as of the date on which our board of directors or a committee thereof determines not to consummate such spin-off.
(4)
If we pay or make any cash dividend or distribution to all or substantially all holders of our common stock (other than a distribution as to which an adjustment to the conversion rate was effected pursuant to clause (5) below), the applicable conversion rate will be adjusted based on the following formula:

where,
CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 =	the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.
Any increase to the applicable conversion rate made under this clause (4) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the applicable conversion rate will be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the applicable conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note will receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the applicable conversion rate on the ex-dividend date for such cash dividend or distribution.
(5)
If we make or any of our subsidiaries makes a payment in respect of a tender or exchange offer for our common stock that is subject to the then-applicable tender offer rules under the Exchange Act, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the applicable conversion rate will be increased based on the following formula:

where,
CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the date such tender or exchange offer expires;
CR1 =	the applicable conversion rate in effect immediately after the open of business on the trading day next succeeding the date such tender or exchange offer expires;
AC =
the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased or exchanged in such tender or exchange offer;

OS0 =
the number of shares of our common stock outstanding immediately prior to the consummation of the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =
the number of shares of our common stock outstanding immediately after the consummation of the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the applicable conversion rate under the preceding paragraph will be determined at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires, but will be given effect at the open of business on the trading day next succeeding the date such tender or exchange offer expires. Notwithstanding the foregoing, (x) in respect of any conversion within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer as to which physical settlement is applicable, references in the preceding paragraph with respect to 10 trading days will be deemed replaced, solely with respect to that conversion, with such lesser number of trading days as have elapsed in the period from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, the conversion date and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, then, for any VWAP trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely for purposes of determining the conversion rate for such VWAP trading day for that conversion, with such lesser number of trading days as have elapsed in the period from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such VWAP trading day. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in the applicable conversion rate.

In the event that we or one of our subsidiaries is obligated to purchase shares of common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate will again be adjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect to purchases that have been effected.
Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the applicable conversion rate unless the adjustment would require a change of at least 1% in the applicable conversion rate. However, we will carry forward any adjustment that is less than 1% of the applicable conversion rate, take such carried forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the notes and (b) otherwise (1) the conversion date of (if physical settlement applies to such conversion), or each VWAP trading day of the applicable observation period for (if cash or combination settlement applies to such conversion), any note, (2) the date a fundamental change or make-whole fundamental change occurs or (3) the Free Conversion Date, in each case unless such adjustment has already been made. The provisions described in the preceding sentence are referred to as the “1% provision”.
If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
As used in this section, “effective date” means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable.
As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).
Except as stated herein, we will not adjust the applicable conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. Further, the applicable conversion rate will not be adjusted:
•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

•
for stock repurchases that are not tender offers referred to in clause (5) of the adjustments above, including structured or derivative transactions, pursuant to a stock repurchase program approved by our board of directors;

•
upon the issuance of any shares of our common stock or options, warrants or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant or right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	solely for a change in the par value of our common stock; or
•	for accrued and unpaid interest, if any.
Subject to any applicable stock exchange listing rules, we are permitted to increase the applicable conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. Subject to any applicable stock exchange listing rules, we may also (but are not required to) increase the applicable conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. Any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase or maturity of the notes, or if any withholding taxes (including backup withholding) are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or common stock, if any, payable on the notes to such holder. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations”.
Neither the trustee nor the conversion agent shall be responsible for determining whether any event has occurred that would cause a conversion rate adjustment.
Recapitalizations, Reclassifications and Changes of Our Common Stock
In the case of:
•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a share split, share combination or change in par value);
•	any consolidation, merger, combination, statutory or binding share exchange or similar transaction involving us; or
•	any sale, conveyance, lease or other transfer or similar transaction to a third party of all or substantially all of our and our subsidiaries’ consolidated assets, taken as a whole, in each case, as a result of which our common stock would be converted into, or exchanged for, cash, securities or other property or assets (any such event, a “share exchange event” and any such cash, securities or other property or assets, “reference property”, and the amount of reference property that a holder of one share of our common stock immediately prior to such share exchange event would have been entitled to receive upon the occurrence of such share exchange event, a “unit of reference property”), then we or the successor or acquiring company, as the case may be, will execute with the trustee, without the consent of the holders, a supplemental indenture providing that, at and after the effective time of the share exchange event, each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of reference property that a holder of a number of shares of common stock equal to the applicable conversion rate immediately prior to such share exchange event would have been entitled to receive upon such share exchange event. However, at and after the effective time of the share exchange event:
•
we or the successor or acquiring company, as the case may be, will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the notes as set forth under “—Settlement upon Conversion” and

•	any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash;

•
any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the units of reference property that a holder of that number of shares of our common stock would have received in such share exchange event; and

•	the daily VWAP and the last reported sale price, as applicable, will be calculated based on the value of a unit of reference property;
provided, however, that if the holders receive only cash in such share exchange event, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes will be solely cash in an amount equal to the applicable conversion rate in effect on the conversion date (as may be increased by any additional shares as described under “—Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change or Notice of Redemption”), multiplied by the price paid per share of common stock in such transaction and (ii) settlement will occur on the second business day immediately following the conversion date.
Such supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set described under “—Conversion Rate Adjustments” above. If the notes become convertible into reference property, we will notify the holders, the trustee and the conversion agent (if other than the trustee), and we will issue a press release containing the relevant information or publish the information on our website or through such other public medium as we may use at that time.
If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such share exchange event, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to purchase their notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” below, as the board of directors (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing.
For purposes of the foregoing, if the share exchange event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and kind of reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.
We will agree in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.
Adjustments of Prices
Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and, if applicable, the period for determining the “stock price” for purposes of a make whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the applicable conversion rate that becomes effective, or any event requiring an adjustment to the applicable conversion rate where the ex-dividend date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.
Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change or Notice of Redemption
If the “effective date” (as defined below) of a “make whole fundamental change” (as defined below) occurs or if we deliver a notice of redemption prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make whole fundamental change or notice of redemption, we will, under certain circumstances, increase the applicable conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below.

A “make whole fundamental change” means any transaction or event that constitutes a “fundamental change” as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”, after giving effect to any exceptions or exclusions from such definition but without regard to the proviso in clause (2) of the definition thereof.
A conversion of notes will be deemed for these purposes to be “in connection with” such make whole fundamental change if the notice of conversion (or, in the case of a global note, the relevant notice of conversion in accordance with DTC’s applicable procedures) is received by the conversion agent from, and including, the effective date of the make whole fundamental change up to the close of business on the business day immediately preceding the related fundamental change repurchase date (or, in the case of a make whole fundamental change that would have been a fundamental change but for subclause (a) of the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make whole fundamental change). A conversion of notes will be deemed for these purposes to be “in connection with” a notice of redemption if the notice of conversion of the notes is received by the conversion agent from, and including, the date of the notice of redemption until the close of business on the second business day immediately preceding the redemption date.
If the consideration for our common stock in any make whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date.
We will notify holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make whole fundamental change and issue a press release announcing such effective date or publish the information on our website or through such other public medium as we may use at that time no later than five business days after such effective date.
The “effective date” of a make-whole fundamental change means the date on which the make-whole fundamental change occurs or becomes effective. The “effective date” of a notice of redemption means the date of the notice of redemption.
The number of additional shares, if any, by which the applicable conversion rate will be increased will be determined by reference to the table below, based on the effective date of the make-whole fundamental change or notice of redemption, as the case may be, and the price paid (or deemed to be paid) per share of our common stock in the make whole fundamental change (the “stock price”) or with respect to the redemption, as the case may be. If the holders of our common stock receive in exchange for their common stock only cash in a make whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make whole fundamental change or the notice of redemption, as the case may be.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the applicable conversion rate is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the applicable conversion rate as set forth under “—Conversion Rate Adjustments”.

The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of notes in connection with a make whole fundamental change or notice of redemption for each stock price and effective date set forth below:
Stock Price
Effective Date	$ 25.00	$ 30.00	$32.50	$ 35.00	$42.25	$50.00	$ 75.00	$ 100.00	$ 125.00	$ 150.00
May 13, 2021	9.2308	6.9487	5.9360	5.1126	3.4431	2.3660	0.8607	0.3629	0.1572	0.0625
June 1, 2022	9.2308	6.8030	5.7658	4.9274	3.2466	2.1826	0.7455	0.2960	0.1191	0.0419
June 1, 2023	9.2308	6.5983	5.5348	4.6817	2.9972	1.9570	0.6147	0.2250	0.0813	0.0229
June 1, 2024	9.2308	6.3550	5.2563	4.3843	2.6973	1.6916	0.4735	0.1548	0.0474	0.0087
June 1, 2025	9.2308	6.0593	4.9102	4.0120	2.3259	1.3736	0.3259	0.0909	0.0210	0.0000
June 1, 2026	9.2308	5.6017	4.3831	3.4551	1.8066	0.9634	0.1779	0.0394	0.0048	0.0000
June 1, 2027	9.2308	4.7463	3.4200	2.4746	1.0211	0.4436	0.0569	0.0088	0.0000	0.0000
June 1, 2028	9.2308	2.5640	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock price and effective date may not be set forth in the table above, in which case:
•
if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable;

•
if the stock price is greater than $150.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the applicable conversion rate; and

•
if the stock price is less than $25.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the applicable conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 40.0000 shares of common stock, subject to adjustment in the same manner as the applicable conversion rate as set forth under “—Conversion Rate Adjustments”.
Our obligation to increase the applicable conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
Fundamental Change Permits Holders to Require Us to Repurchase Notes
If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the fundamental change repurchase date, which will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below or, if we fail to specify a fundamental change repurchase date, the 35th business day following the date of our fundamental change notice (without prejudice to any rights or remedies holders may have on account of such failure).
The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be purchased).
A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:
(1)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;
(2)
the consummation of (A) except as set forth in clause (B) below, any recapitalization, reclassification or change of our common stock (other than changes resulting from a share split, share combination or change in par value) as a result of which our common stock would be converted into, or exchanged for, cash, securities or other property or assets; (B) any consolidation, merger, combination, statutory or binding share exchange or similar transaction involving us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, conveyance, lease or other transfer or similar transaction in one transaction or a series of related transactions of all or substantially all of our and our subsidiaries' consolidated assets, taken as a whole, to any person other than one or more of our subsidiaries; provided, however, that neither (a) a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (b) any merger of us solely for the purpose of changing our jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity will be a fundamental change pursuant to this clause (2);

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or
(4)
our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of the Nasdaq Global Select Market or the New York Stock Exchange (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of shares of common stock or depositary receipts representing common equity interests, in each case, that are listed or quoted on any of the Nasdaq Global Select Market or the New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions (these securities being referred to as “publicly traded securities”) and, as a result of such transaction or transactions, the notes become convertible into such publicly traded securities, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”). For purposes of the definition of a fundamental change, any transaction or event that constitutes a fundamental change under both clause (1) and clause (2) without giving effect to the proviso in clause (2) above will be deemed to be solely a fundamental change under clause (2) of such definition (subject to the proviso to clause (2)).
On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice will state, among other things:
•	the events causing a fundamental change;
•	the effective date of the fundamental change;
•	the last date on which a holder may exercise the purchase right;
•	the fundamental change repurchase price;
•	the fundamental change repurchase date;
•	the name and address of the paying agent and the conversion agent, if applicable;
•	the applicable conversion rate and any adjustments to the applicable conversion rate, if applicable;
•
that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.
Substantially concurrently with providing such notice, we will issue a press release or publish the information on our website or through such other public medium as we may use at that time.
Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above.
If the notes are held in certificated form, to exercise the fundamental change repurchase right, you must deliver, on or before the close of business on the business day immediately preceding the fundamental change repurchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice, to the paying agent. Each purchase notice must state:
•	if certificated, the certificate numbers of your notes to be delivered for purchase;
•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and
•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.
If the notes are not in certificated form, the purchase notice given by each holder must comply with applicable DTC procedures.
Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal will state:
•	the principal amount of the withdrawn notes, which must be $1,000 aggregate principal amount or an integral multiple thereof;
•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and
•	the principal amount, if any, which remains subject to the purchase notice, which must be $1,000 aggregate principal amount or an integral multiple thereof.
If the notes are not in certificated form, the withdrawal notice given by each holder must comply with applicable DTC procedures.
We will be required to repurchase the notes on the fundamental change repurchase date. Holders that have exercised the purchase right will receive payment of the fundamental change repurchase price on the later of:
•	the fundamental change repurchase date; and
•	the time of book-entry transfer or the delivery of the notes.
If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and not validly withdrawn:
•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book- entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and
•
all other rights of the holder will terminate (other than (x) the right to receive the fundamental change repurchase price and (y) if the fundamental change repurchase date falls after a regular record date but on or prior to the related interest payment date, the right of the holder of record on such regular record date to receive the related interest payment).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;
•	file a Schedule TO or any other required schedule under the Exchange Act; and
•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes;
in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Purchase Notes” to be exercised in the time and in the manner specified in the indenture.
No notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated (other than in connection with a default in the payment of the fundamental change repurchase price), and such acceleration has not been rescinded, on or prior to such date.
The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
The definition of fundamental change includes a phrase relating to the sale, conveyance, lease or other transfer of “all or substantially all” of the consolidated assets of ours and our subsidiaries, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, conveyance, lease or other transfer of less than all of the consolidated assets of ours and our subsidiaries, taken as a whole, may be uncertain.
If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such purchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Ownership of Our Notes—We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, settle conversion of the notes other than solely in shares of our common stock or redeem the notes when available”. If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.
Exchange in Lieu of Conversion
When a holder surrenders its notes for conversion, we may, at our election (an “exchange election”), direct the conversion agent to surrender, on or prior to the business day following the conversion date, such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to timely deliver, in exchange for such notes, cash, shares of our common stock or any combination thereof that would otherwise be due upon conversion as described above under “—Conversion Rights—Settlement upon Conversion” (the “conversion consideration”). If we make an exchange election, we will, by the close of business on the business day following the relevant conversion date, notify the holder surrendering its notes for conversion that we have made the exchange election and we will notify the designated financial institution of the relevant deadline for delivery of the conversion consideration.
Any notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any notes for exchange but does not timely deliver the related conversion consideration, or if such designated financial institution does not accept the notes for exchange, we will deliver the relevant conversion consideration as if we had not made an exchange election.
Our designation of a financial institution to which the notes may be submitted for exchange does not require such institution to accept any notes.

Consolidation, Merger and Sale of Assets
The indenture will provide that we may not consolidate with or merge with or into any other person, or sell, convey, transfer or lease all or substantially all of our properties and assets to any entity, which we refer to as a successor entity, unless:
•
we are the surviving entity or the successor entity (if other than us) is a corporation or limited liability company treated as a corporation for U.S. federal income tax purposes existing under the laws of the United States, any State within the United States or the District of Columbia and expressly assumes our obligations under the notes and the indenture;

•	immediately after giving effect to the transaction, no default or event of default will have occurred and be continuing under the indenture; and
•	certain other conditions specified in the indenture are met.
Upon any such consolidation, merger, sale, conveyance, transfer or lease in which there is a successor person, such successor person will succeed to, and be substituted for, and may exercise every right and power of, ours under the indenture, and thereafter, except in the case of a lease, we will be relieved from our obligations and covenants under the notes and the indenture.
Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.
Events of Default
Each of the following is an event of default with respect to the notes:
(1)	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;
(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
(3)
our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right and such failure continues for a period of five business days;

(4)	our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;
(5)	our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to the notes when due;
(6)
our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or the indenture;

(7)
default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or will hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless such principal is paid (or the indebtedness with respect thereto is discharged) or such payment of such principal is waived or is otherwise no longer due and payable or such acceleration is rescinded or annulled, prior to a date that is 30 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes (provided, however, that if such principal is paid (or the indebtedness with respect thereto is discharged) or such payment of such principal is waived or is otherwise no longer due and payable or such acceleration is rescinded or annulled, then the event of default by reason of the failure to pay such principal when due will be deemed not to have occurred);

(8)	certain events of bankruptcy, insolvency, or reorganization of us, any of our significant subsidiaries (as defined below); or

(9)
a final judgment or judgments for the payment $50 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or the date on which all rights to appeal have been extinguished.

A “significant subsidiary” is a subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC, provided that in the case of a subsidiary that meets the criteria of clause (3) thereof but not clause (1) or (2) thereof, such subsidiary will not be a “significant subsidiary” unless such subsidiary’s income from continuing operations before income taxes, extra items and cumulative effect of changes in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $50 million.
If an event of default occurs and is continuing with respect to the notes (other than an event of default described in clause (8) above with respect to us (and not with respect to a significant subsidiary)), the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes, by notice to us and the trustee may declare 100% of the principal amount of and accrued and unpaid interest on all the notes to be due and payable; upon such a declaration, such principal and any accrued and unpaid interest will be due and payable immediately. Upon an event of default described in clause (8) above with respect to us (and not with respect to a significant subsidiary), 100% of the aggregate principal amount and accrued and unpaid interest will automatically be due and payable immediately.
Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will (x) for the first 90 days after the occurrence of such an event of default (beginning on, and including, the date on which such an event of default first occurs), consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of such notes outstanding for each day during such 90-day period on which such event of default is occurring and (y) for the period from, and including, the 91st day after the occurrence of such an event of default to, and including, the 180th day after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of notes outstanding for each day during such additional 90-day period on which such event of default is continuing. In no event will the additional interest described in this paragraph accrue at a rate in excess of 0.25% per annum during the initial 90-day period or 0.50% per annum during the subsequent 90-day period pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.
This additional interest will be payable in the same manner and on the same date as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.
In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election in writing on or before the close of business on the date on which such event of default first occurs. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above. Unless and until a responsible officer of the trustee receives at the corporate trust office such notice, the trustee may assume without inquiry that no such additional interest is payable. The trustee shall not at any time be under any duty or responsibility to any holder to determine whether any additional interest is payable.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.
The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to non-payment of principal or interest, the failure to deliver the consideration due upon conversion or any other provision that requires the consent of each affected holder to amend) and rescind and annul any such acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.
Each holder will have the right to receive payment or delivery, as the case may be, of:
•	the principal (including the fundamental change repurchase price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•
the consideration due upon conversion of, its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates will not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:
(1)	such holder has previously given the trustee written notice that an event of default is continuing;
(2)	holders of at least 25% in aggregate principal amount of the outstanding notes have made a written request to the trustee to pursue the remedy;
(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)
the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.
We are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute defaults, their status and what action we are taking or proposing to take in respect thereof. The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of notes (it being understood that the trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other holder) or that would involve the trustee in personal liability. Prior to taking any action under the indenture at our instruction, the trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.
The indenture will provide that if a default occurs and is continuing and is known to the trustee, the trustee must give each holder of notes notice of the default within 90 days after it obtains such knowledge. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a responsible officer of the trustee in good faith determine that withholding notice is in the interests of the holders of the notes. In addition, we are also required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.
Modification and Amendment
We and the trustee may amend or supplement the indenture and the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the other holders of notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding notes affected thereby if such amendment, supplement or waiver would:
•	change the stated maturity of the principal of or any interest on the notes;
•	reduce the principal amount of or the rate of interest on the notes or any amount payable upon the redemption or repurchase thereof;
•
reduce the fundamental change repurchase price of any note or amend or modify the provisions with respect to the purchase rights of the holders as described above under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in a manner adverse to holders of notes;

•	reduce the amount of principal payable upon acceleration of the maturity of the notes;
•	change the currency of payment of principal of (including the fundamental change repurchase price) or interest on the notes, or change any note’s place of payment;
•
impair the right of any holder to receive payment of principal of and interest on such holder’s notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the notes or the consideration due upon conversion;

•	change the ranking of the notes in any manner adverse to the holders;
•
impair or adversely affect the right of holders to convert notes or otherwise modify in a manner adverse to the holders the provisions with respect to conversion, or reduce the conversion rate, subject to such modifications as are required under the indenture; or

•
modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of notes.

We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the holders of the notes:
•	to cure any ambiguity, omission, defect or inconsistency in the indenture or in the notes in a manner that does not adversely affect holders of the notes;
•
to provide for the assumption by a successor corporation of our obligations under the indenture and the notes, in accordance with the provisions of the indenture described above under “—Consolidation, Merger and Sale of Assets”;

•
to make provisions with respect to conversion rights of the holders of the notes as described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” in accordance with the applicable provisions of the indenture;

•	to appoint a successor trustee, registrar, paying agent, bid solicitation agent or conversion agent with respect to the notes;
•	to add or provide for guarantees of, or additional obligors on, the notes;
•	to secure the notes;

•	to add to our covenants or events of default for the benefit of the holders of the notes or surrender any right or power conferred upon us;
•	to make any change that does not adversely affect the rights of any holder of the notes;
•
in connection with any share exchange event described under “Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above, provide that the notes are convertible into reference property, subject to the provisions described under “Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

•	to increase the conversion rate as provided in the indenture;
•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or
•	to conform the provisions of the indenture to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.
Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders of the notes a notice briefly describing such amendment.
However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes, or by depositing with the trustee or delivering to the holders of the notes, as applicable, after all of the notes have become due and payable, whether at maturity or at any fundamental change repurchase date, redemption date or otherwise and/or have been converted (and the related conversion settlement amounts have been determined), cash or cash and, if applicable, shares of common stock (solely to satisfy conversions), as applicable, sufficient to pay all of the outstanding notes and/or satisfy all conversions, as the case may be, and pay all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
Calculations in Respect of Notes
Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, daily VWAPs, daily conversion values, daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder. Whenever the conversion rate is adjusted as provided in the indenture, we shall promptly file with the trustee (and the conversion agent if not the trustee) an officers' certificate setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the trustee shall have received such officers’ certificate, the trustee shall not be deemed to have knowledge of any adjustment of the conversion rate and may assume without inquiry that the last conversion rate of which it has knowledge is still in effect.
Reports
The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be delivered or filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be delivered and filed with the trustee as of the time such documents are filed via EDGAR (though the trustee will have no obligation to determine whether such documents have been filed via EDGAR).
Trustee
Wells Fargo Bank, National Association is the trustee, registrar, paying agent and conversion agent. Wells Fargo Bank, National Association in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any party other than itself contained in this document or the related documents or for any failure by us or any other such party to disclose events that may have occurred and may affect the significance or accuracy of such information.
We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
Governing Law
The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.
Book Entry, Settlement and Clearance
The Global Notes
The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•	upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and
•
ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book Entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and
•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same day funds.
Certificated Notes
Notes in physical, certificated form will be issued and delivered (a) to each person that DTC identifies as a beneficial owner of the related notes only if: (i) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days; or (ii) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or (b) if an event of default with respect to the notes has occurred and is continuing and any beneficial owner requests that its beneficial interest in the notes be exchanged for notes in physical, certificated form, to such beneficial owner in an amount corresponding to such beneficial interest.

THE CONCURRENT COMMON STOCK OFFERING
Concurrently with this offering of notes, we are offering, through a separate prospectus supplement, 10,000,000 shares of our common stock, plus up to an additional 1,500,000 shares of common stock that the underwriters of the concurrent common stock offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent common stock offering will be consummated on the terms described in this prospectus supplement, or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent common stock offering.
See “Use of Proceeds” for additional information regarding the use of proceeds from this offering and the concurrent notes offering.

UNDERWRITING
J.P. Morgan Securities LLC and SVB Leerink LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, $500,000,000 principal amount of the notes as set forth below.
Name	Principal Amount of Notes
J.P. Morgan Securities LLC	$250,000,000
SVB Leerink LLC	$212,500,000
Morgan Stanley & Co. LLC	$37,500,000
Total	$500,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all of the notes in the offering if any are purchased, other than those notes covered by the over-allotment option described below.
We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to an additional $75,000,000 aggregate principal amount of notes at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments.
The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of  $16.50 per $1,000 principal amount of the notes. After the initial public offering, the underwriters may change the public offering price and concession. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table summarizes the compensation we will pay:
	Per note	No exercise	Full exercise
Underwriting discounts and commissions paid by us	2.75%	$13,750,000	$15,812,500
The expenses of the offering, payable by us, excluding the underwriters discounts and commissions, are estimated to be approximately $0.2 million. We have also agreed to reimburse the underwriters for up to $10,000 for its FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
A prospectus in electronic format may be made available on the web sites maintained by the underwriters participating in the offering, and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate securities to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (iii) file any registration statement (other than on Form S-8) with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, in each case without the prior written consent of J.P. Morgan Securities LLC and SVB Leerink LLC for a period of 60 days after the date of this prospectus, other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (1) the notes to be sold pursuant to this prospectus, (2) the shares of common stock issuable upon conversion of the notes, (3) the issuance and sale by us of shares of common stock pursuant to an underwriting agreement entered into with J.P. Morgan Securities LLC and SVB Leerink LLC, on behalf of the several underwriters named therein, (4) the issuance and sale of shares of common stock pursuant to the sales agreement, dated as of February 25, 2021, between the Company and SVB Leerink LLC, provided that no sales will be made under the sales agreement until the earlier of (i) the exercise in full by the underwriters of their option to purchase additional notes in this offering and (ii) 30 days after the date of the underwriting agreement, (5) (i) the issuance by us of common stock upon the exercise of outstanding stock options or other stock-based awards or vesting of outstanding restricted stock units or other stock-based awards or issuances of shares of common stock under equity plans existing as of the date of this prospectus or pursuant to inducement grants to new employees or upon the exercise of currently outstanding options granted outside of such plans, (ii) the grant by us of stock options, restricted stock units or other stock-based awards under equity plans existing as of the date of this prospectus or pursuant to inducement grants to new employees or (iii) the conversion of a security outstanding on the date hereof described in this prospectus or of which the underwriters have been advised in writing or (6) issuances of common stock or other securities in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or at least a controlling portion of the equity of another entity provided that (x) the aggregate number of shares of securities issued pursuant to this clause (6) shall not exceed 10% of the total number of outstanding shares of common stock immediately following the issuance and sale of the notes pursuant to this prospectus and (y) the holder of such securities must sign a lock-up agreement if the issuance of securities occurs during the 60-day restricted period.
Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus (such period, the “restricted period”), may not, without the prior written consent of J.P. Morgan Securities LLC and SVB Leerink LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by such directors and executive officers or any securities so owned convertible into or exercisable or exchangeable for common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of shares of common stock or any security convertible into common stock as a bona fide gift or by will, other testamentary document or intestate succession, (b) distributions of shares of common stock or any security convertible into common stock to limited partners, members, stockholders, or wholly-owned subsidiaries of the lock-up parties, (c) transfers of shares of common stock or any security convertible into common stock pursuant to any order or settlement agreement not involving any public sale of shares of common stock or other securities and approved by any court of competent jurisdiction, (d) transfers of shares of common stock or any security convertible into common stock to any trust for the direct or indirect benefit of the lock-up parties or the immediate family of the lock-up parties, (e) transfers of shares of common stock or any security convertible into common stock to any corporation, partnership, limited liability company or similar entity of which all of the beneficial ownership interests are held by the lock-up parties or the immediate family of the lock-up parties; provided that in the case of any transfer or distribution pursuant to clauses (a)-(e), (i) each donee, distributee or transferee shall sign and deliver to the representatives a lock-up letter, (ii) no public announcement or filing by any party (the lock-up parties, donor, donee, distributor, distributee, transferor or transferee) under the Exchange Act, including, without limitation, any Section 16(a) filing, shall be required or voluntarily made in connection with such transfer or distribution and (iii) any such transfer or distribution shall not involve a disposition for value, (f) the establishment of a new trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 trading plan”) providing for dispositions or sales of common stock; provided that such plan does not permit dispositions or sales of shares of common stock or any security convertible into common stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be voluntarily made during the restricted period, (g) transfers of shares of common stock pursuant to an existing 10b5-1 trading plan; provided that to the extent a public announcement or filing under the Exchange Act is required for such transfer, such announcement or filing shall include a statement to the effect that the transfer was made pursuant to a 10b5-1 trading plan, (h) the exercise of options or other stock-based awards to purchase common stock or vesting of restricted stock units or other stock-based awards outstanding as of the date of this prospectus or granted under equity incentive plans or pursuant to inducement awards in effect as of the date of this prospectus or described in this prospectus; provided that the underlying common stock continues to be subject to the transfer restrictions, (i) transfers of shares of common stock or any security convertible into common stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to holders of the common stock involving a change of control of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed during the restricted period, the lock-up party shall remain subject to the restrictions contained herein during such period, (j) the repurchase by the Company or forfeiture of securities to the Company in connection with termination of a lock-up party’s employment with the Company, and (k) the settlement of restricted stock, restricted stock units, options or other stock-based awards on a “net” basis or any other withholding of shares of Common Stock by the Company upon vesting and/or settlement of restricted stock, restricted stock units, options or other stock-based awards; provided that (x) the underlying shares of common stock received by the lock-up party shall continue to be subject to the restrictions on transfer and (y) any such settled or withheld shares are surrendered to the Company in the net exercise; provided further, in each case (a) through (f) and (h) through (k), that the lock-up party shall provide the representatives two days’ advance notice of such transfers, distributions, plan establishments, exercises, repurchases, forfeitures, settlements or withholdings, as applicable.
J.P. Morgan Securities LLC and SVB Leerink LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We do not intend to apply for listing of the notes on any national securities exchange or automated dealer system. The underwriters have advised us that they may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will exist or develop. If an active public trading market for the notes does not exist or develop, the market price and liquidity of the notes may be adversely affected.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “INSM.”
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Over-allotment involves sales by the underwriters of notes in excess of the aggregate principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the aggregate principal amount of the notes over-allotted by the underwriters is not greater than the aggregate principal amount of the notes that it may purchase in the over-allotment option. In a naked short position, the aggregate principal amount of the notes involved is greater than the aggregate principal amount of the notes in the over-allotment option. The underwriters may close out any short position by either exercising its over-allotment option and/or purchasing notes in the open market. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of notes to close out the short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. If the underwriters sell more notes than could be covered by the over-allotment option, a naked short position, that position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their businesses, the underwriters and/or their affiliates may have engaged in financial transactions with, and may have performed investment banking, lending, asset management and/or financial advisory services for us and/or our affiliates including serving as counterparties to certain derivative and hedging arrangements and may do so for us and/or our affiliates in the future. They have received or will receive customary fees and reimbursements of expenses for these transactions and services. They may also make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (a “Relevant State”), each underwriter has represented and agreed that it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant State other than:
(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Company for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes and the expression “Prospectus Regulation” means Regulation EU 2017/1129.
Notice to Prospective Investors in the United Kingdom
Each underwriter has represented and agreed that it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in the United Kingdom other than:
(a)	to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Company for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of notes shall require the Coimpany or any underwrtier to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes and the expression “UK Prospectus Regulation” means Regulation EU 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the “SFA”) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law;
(iv)	as specified in Section 276(7) of the SFA; or
(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notice to Prospective Investors in Switzerland
This document is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland or a simplified prospectus or a prospectus as such term is defined in the Swiss Federal Act on Collective Investment Schemes, and neither this prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the offering, nor the Company nor the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the notes will not benefit from protection or supervision by such authority.
Notice to Prospective Investors in Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong), or the SFO, and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth), or the Corporations Act, has been or will be lodged with the Australian Securities and Investments Commission, or the ASIC, or any other governmental agency, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(e)	such action does not require any document to be lodged with ASIC or the ASX.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in the Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax considerations of the ownership, conversion and disposition of notes and the ownership and disposition of shares of our common stock into which the notes may be converted, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This summary is based on provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes or the shares of our common stock into which the notes may be converted. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership, conversion and disposition of the notes and the ownership and disposition of shares of our common stock into which the notes may be converted.
This section applies only to holders of a note or common stock that hold the note or common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) and that purchase the note on original issuance for cash at its “issue price” (i.e., the first price at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This section does not address all aspects of U.S. federal income tax relevant to holders of a note or common stock (including the potential application of the Medicare contribution tax on net investment income and alternative minimum tax consequences, or the consequences of special tax accounting rules under Section 451(b) of the Code), nor does it address all tax consequences that may be relevant to such holders in light of their personal circumstances or particular situations, such as dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting for their securities, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, governmental organizations, insurance companies or corporations that accumulate earnings to avoid U.S. federal income tax, persons holding notes or common stock as a part of an integrated or conversion transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code, tax consequences to certain former citizens or residents of the United States, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, and pass-through entities or arrangements or investors that hold notes or common stock through pass-through entities or arrangements.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes or common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes holding notes or common stock and partners in such partnerships should consult their tax advisors.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP, CONVERSION AND DISPOSITION OF NOTES AND THE OWNERSHIP AND DISPOSITION OF COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
As used herein, a “U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a domestic corporation;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is an individual, corporation (or any other entity treated as a corporation for U.S. federal income tax purposes), estate or trust that is not a U.S. holder. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.
Consequences to U.S. Holders
Interest on the Notes
Interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount (if any).
Additional Payments
In certain circumstances, as described above under “Description of Notes—Events of Default”, we may be obligated to make payments on the notes in excess of stated principal and interest. We intend to take the position that these contingencies should not cause the notes to be treated as contingent payment debt instruments under the applicable U.S. Treasury Regulations. Assuming such position is respected by the IRS, a U.S. holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a U.S. holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. Our position that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, a U.S. holder would be required to accrue interest income at a rate higher than the stated interest, regardless of the U.S. holder’s method of accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note (including all gain realized upon conversion, even if the U.S. holder receives shares of common stock). This discussion assumes that the notes will not be considered contingent payment debt instruments. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
Sale, Exchange, Redemption or Other Taxable Disposition of Notes
Except as provided below under “—Conversion of Notes”, a U.S. holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion”). The amount of such gain or loss generally will be equal to the difference between the amount received for the note in cash or other property valued at fair market value (less accrued but unpaid interest, which will be treated as described above under “—Interest on the Notes”) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note plus the amount, if any, included in income by the U.S. holder on an adjustment to the conversion rate of the note, as described in “—Constructive Distributions” below.
Any gain or loss recognized on a taxable disposition of a note generally will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder held the note for more than one year, such gain or loss generally will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains generally are taxable at reduced rates. A U.S. holder’s ability to deduct capital losses is subject to limitations.
Conversion of Notes
If a U.S. holder presents a note for conversion, it may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the note, depending upon our chosen settlement method.
If a U.S. holder receives solely cash in exchange for a note upon conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).

If a U.S. holder receives solely common stock, and, if applicable, cash in lieu of a fractional share of common stock, in exchange for notes upon conversion (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion”) , the U.S. holder generally will not recognize gain or loss upon the conversion of the notes into common stock except to the extent of (i) any cash received in lieu of a fractional share and (ii) amounts received with respect to accrued but unpaid interest, which will be treated as described above under “—Interest on the Notes”.
The amount of gain or loss a U.S. holder will recognize on the receipt of cash in lieu of a fractional share of common stock will equal the difference between the amount of cash the U.S. holder receives in respect of the fractional share and the portion of the U.S. holder’s adjusted tax basis in the note that is allocable to the fractional share. Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.
The tax basis of shares of common stock received upon a conversion (other than shares attributable to accrued but unpaid interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the note that was converted (excluding the portion of the adjusted tax basis that is allocable to any fractional share). A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note plus the amount, if any, included in income by the U.S. holder on an adjustment to the conversion rate of the note, as described in “—Constructive Distributions” below. The U.S. holder’s holding period for the shares of our common stock will include the period during which the U.S. holder held the notes, except that the holding period of any shares received with respect to accrued but unpaid interest will commence on the day after the date of receipt.
If a U.S. holder receives solely common stock in an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion”, the U.S. holder will recognize gain or loss, which will taxable as described above, under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”, where the amount received will equal the fair market value of the common stock received. In this case, the U.S. holder will have a tax basis in the shares of common stock equal to their fair market value at the time of the exchange and a holding period in the common stock received in the exchange beginning the day after the date of receipt.
As described below, the tax treatment of a conversion of a note into a combination of cash and common stock is uncertain and subject to different possible characterizations, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion.
Treatment as a Recapitalization. If a combination of cash and common stock is received by a U.S. holder upon conversion of a note (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion”, which would be taxable as described above, under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”), we intend to take the position that the notes are securities for U.S. federal income tax purposes and to treat the conversion as a recapitalization. In such case, gain, but not loss, would be recognized by the U.S. holder equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as described above under “—Interest on the Notes”) over the U.S. holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share, as described below in this paragraph. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and generally would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year. The tax basis of our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). A U.S. holder’s holding period for common stock would include the period during which the U.S. holder held the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after such common stock is received.
Alternative Treatment as Part Conversion and Part Redemption. If the conversion of a note into cash and common stock (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion”, which would be taxable as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”) were not treated as a recapitalization as discussed above, the cash payment received may be treated as proceeds from the redemption of a portion of the note and taxed in the manner described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”, in which case our common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder except to the extent of any common stock received with respect to accrued but unpaid interest. In that case, the U.S. holder’s adjusted tax basis in the note generally would be allocated pro rata among our common stock received and the portion of the note that is treated as sold for cash based on the fair market value of such common stock and the cash received. The holding period for our common stock received in the conversion would include the holding period for the note, except that the holding period for any common stock received with respect to accrued but unpaid interest would commence on the day after such common stock is received.
A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described above in the section titled “Description of Notes—Conversion Rights—Treatment of Interest upon Conversion”, should consult its tax advisor concerning the appropriate treatment of such payments.
Constructive Distributions
The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, generally will not result in a deemed distribution to a U.S. holder.
Certain of the conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder of notes will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may, in some circumstances, be treated as a deemed distribution. Any deemed distribution will be taxable as a dividend, return of capital or capital gain as described below under “—Distributions”.
However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates as described below under “—Distributions”. It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.
We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of notes not exempt from information reporting. The IRS has issued proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations generally would provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.
Possible Effect of a Change in Conversion Consideration After a Change in Control
In certain situations, the notes may become convertible or exchangeable into shares of an acquirer or other consideration. Depending on the circumstances, such an event could result in a deemed taxable exchange of the notes for U.S. federal income tax purposes, and the modified notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, subsequent to any such event, the U.S. federal income tax consequences of the exchange or conversion of the notes as well as the ownership of the notes and the shares of our common stock may be different from the U.S. federal income tax consequences addressed in this discussion. A U.S. holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an event.
Distributions
Distributions, if any, made with respect to our common stock, other than certain pro rata distributions of common stock, generally will be included in the income of a U.S. holder of our common stock as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be applied against and reduce the U.S. holder’s adjusted tax basis in its common stock (but not below zero) and, to the extent in excess of such adjusted tax basis, will be treated as gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) generally are taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.
Sales, Certain Redemptions or Other Taxable Dispositions of Common Stock
Upon sales, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s tax basis in our common stock. Any gain or loss recognized on a taxable disposition of common stock generally will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period at the time of the sale, redemption or other taxable disposition of our common stock is more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally are eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Consequences to Non-U.S. Holders
Interest on the Notes
Subject to the discussion below under “Information Reporting and Backup Withholding—Non-U.S. Holders” and “Foreign Account Tax Compliance Act”, U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, provided that:
•
the non-U.S. holder does not actually or constructively own (pursuant to the conversion feature of the notes or otherwise) 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and
•
the non-U.S. holder (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)) or (b) holds the notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable U.S. Treasury Regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), then the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
Dividends and Constructive Distributions
Any amount treated as a dividend (as discussed above under “Consequences to U.S. Holders—Distributions”) paid to a non-U.S. holder with respect to our common stock (and any deemed dividends resulting from certain adjustments, or failures to make adjustments, to the conversion rate of the notes, as described above under “Consequences to U.S. Holders—Constructive Distributions”) will be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base) are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any applicable withholding taxes (including backup withholding) with respect to deemed dividends may be withheld from interest and payments upon conversion, repurchase or maturity of the notes or if any withholding taxes (including backup withholding) are paid on behalf of a non-U.S. holder, those withholding taxes may be withheld from or set off against payments of cash or common stock, if any, payable on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of such non-U.S. holder.
A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption from or a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale, Exchange, Certain Redemptions, Conversion or Other Taxable Dispositions of Notes or Common Stock
Subject to the discussion below under “Information Reporting and Backup Withholding—Non-U.S. Holders” and “Foreign Account Tax Compliance Act”, any gain recognized by a non-U.S. holder on the sale, exchange (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion”), certain redemptions, conversion or other taxable dispositions of a note or common stock will not be subject to U.S. federal income tax unless:
•
that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•
we are or have been a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period and the five-year period ending on the date of disposition of the note or common stock, as the case may be, and certain other conditions are met. We believe we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

If you are a non-U.S. holder and you realize gain described in the first bullet point above, you will be subject to tax at regular U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder, and, if you are a foreign corporation, you additionally may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will be subject to U.S. federal income tax at a rate of 30% (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock (which gain may be offset by certain U.S.-source capital losses), even though you are not considered a resident of the United States.
Any amounts (including common stock) that a non-U.S. holder receives on a sale, exchange, redemption, conversion or other taxable disposition of a note that are attributable to accrued but unpaid interest will be treated as interest and may be subject to U.S. federal income tax in accordance with the rules described above under “Consequences to Non-U.S. Holders—Interest on the Notes”.
Information Reporting and Backup Withholding
U.S. Holders
Information reporting requirements generally will apply to payments of interest (including additional interest or special interest, if any) and deemed distributions on the notes (if any), distributions on our common stock and the proceeds of a sale of a note or common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Generally, the amount of interest (including additional interest or special interest, if any) and deemed distributions on the notes (if any) and distributions on our common stock to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such interest, deemed distributions, distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or deemed dividends on a note or dividends on our common stock, provided the statement described above in the last bullet point under “Consequences to Non-U.S. Holders—Interest on the Notes” has been received or the non-U.S. holder otherwise establishes an exemption. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the statement described above has been received, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury regulations issued thereunder, commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, impose a 30% withholding tax on interest paid on our notes and dividends (including deemed dividends) paid on our common stock to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our notes or common stock by, a foreign entity if the foreign entity is:
•
a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•
a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of interest on our notes and dividends on our common stock and to payments of gross proceeds from a sale or other disposition of our notes and common stock. Withholding agents may, however, rely on recently proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds.
Under certain circumstances, a holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our notes and common stock.

LEGAL MATTERS
The validity of the notes being offered hereby will be passed upon for us by Covington & Burling LLP, Washington, D.C. Certain Virginia law matters will be passed upon for us by Hunton Andrews Kurth LLP, Richmond, Virginia. Ropes & Gray LLP, Boston, Massachusetts and Davis Polk & Wardwell LLP, New York, New York, are counsel for the underwriters in connection with this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below (File No. 000-30739) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this prospectus supplement and the date this offering is terminated:
•	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 1, 2021;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021;
•	Current Report on Form 8-K, filed with the SEC on February 25, 2021 (solely with respect to Item 1.01); and
•
Description of our common stock contained in our registration statement on Form 8-A, dated June 1, 2000, as updated by the Description of Securities Registered Under Section 12 of the Exchange Act, filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2020, and including any amendment or report subsequently filed for the purpose of updating such description.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement, and other information, if any, we file with or furnish to the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.insmed.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.
You may also request a copy of our SEC filings at no cost, by telephoning or writing us at the following telephone number or address:
Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807
Attention: Christine Pellizzari, Chief Legal Officer and Corporate Secretary
(908) 977-9900

PROSPECTUS

Common Stock
Debt Securities
We or any selling securityholder may from time to time offer to sell the securities identified above in amounts, at prices and on terms determined at the time of the offering and described in one or more supplements to this prospectus. Each time we or any selling securityholders sell securities pursuant to this prospectus, the specific terms and any other information relating to a specific offering and, if applicable, the selling securityholders, will be set forth in a prospectus supplement.
Our securities may be offered and sold in the same offering or in separate offerings to or through one or more underwriters, dealers, and agents, directly to purchasers, or through a combination of these methods. The names and compensation of any underwriter, dealer or agent involved in the sale of our securities will be described in the applicable prospectus supplement. See “Plan of Distribution” on page 17 of this prospectus for additional information.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “INSM.” The last reported sale price for our common stock on The Nasdaq Global Select Market on May 20, 2020 was $26.05.
Our principal executive offices are located at 700 US Highway 202/206, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900.
Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading “Risk Factors” on page 2 of this prospectus.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 21, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Under this shelf registration process, we and any selling securityholders may offer and sell from time to time in one or more offerings the securities described in this prospectus.
This prospectus provides you with a general description of our securities. Each time we or any selling securityholders sell securities pursuant to this prospectus, we and the selling securityholders will provide a prospectus supplement, which will be delivered with this prospectus, that will contain specific information about the offering and the terms of the particular securities offered. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add to, update or change information contained in this prospectus. To the extent that any statement that we or any selling securityholders make in a prospectus supplement or incorporate by reference from a future SEC filing is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or such incorporated document. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement. We and the selling securityholders may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our securities. You should carefully read this prospectus, any applicable prospectus supplement and any relevant free writing prospectus, together with the information incorporated herein by reference, prior to making any decision regarding an investment in our securities.
We have not, and no selling securityholder has, authorized anyone to provide you with different or additional information from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not, and no selling securityholder is, making offers to sell or seeking offers to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “Insmed”, the “Company”, “we”, “us” and “our” refer to Insmed Incorporated, a Virginia corporation, together with its consolidated subsidiaries. Insmed and ARIKAYCE are trademarks of Insmed Incorporated. Our logos and trademarks are the property of Insmed. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks or trade dress in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

INSMED INCORPORATED
We are a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases. We were incorporated in the Commonwealth of Virginia on November 29, 1999. On December 1, 2010, we completed a business combination with Transave, Inc., a privately held New Jersey based company focused on the development of differentiated and innovative inhaled pharmaceuticals for the site specific treatment of serious lung diseases.
Our first commercial product, ARIKAYCE, received accelerated approval in the United States in September 2018 for the treatment of Mycobacterium avium complex (“MAC”) lung disease as part of a combination antibacterial drug regimen for adult patients with limited or no alternative treatment options in a refractory setting, as defined by patients who do not achieve negative sputum cultures after a minimum of six consecutive months of a multidrug background regimen therapy. Nontuberculous mycobacterial (“NTM”) lung disease caused by MAC, which we refer to as MAC lung disease, is a rare and often chronic infection that can cause irreversible lung damage and can be fatal. Our clinical-stage pipeline includes brensocatib (formerly known as INS1007) and treprostinil palmitil (formerly known as INS1009). Brensocatib is a novel oral, reversible inhibitor of dipeptidyl peptidase 1 with therapeutic potential in bronchiectasis and other inflammatory diseases. Treprostinil palmitil is an inhaled formulation of a treprostinil prodrug that may offer a differentiated product profile for rare pulmonary disorders, including pulmonary arterial hypertension. Our earlier-stage pipeline includes preclinical compounds that we are evaluating in multiple rare diseases of unmet medical need, including gram positive pulmonary infections in cystic fibrosis, NTM lung disease and refractory localized infections involving biofilm. To complement our internal research and development, we actively evaluate in-licensing and acquisition opportunities for a broad range of rare diseases.
Our principal executive offices are located at 700 US Highway 202/206, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900. Our Internet address is www.insmed.com. The information on our web site is not incorporated by reference into this prospectus or any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable supplement.
RISK FACTORS
An investment in our securities involves risks. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year, as updated by our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in any applicable prospectus supplement. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones we face. Each of these risks could materially and adversely affect our business, financial condition, results of operations and prospects, resulting in a complete or partial loss of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and the information incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements.
Forward-looking statements are based on our current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following:
•	failure to successfully commercialize or maintain U.S. approval for ARIKAYCE (amikacin liposome inhalation suspension), our only approved product;
•	uncertainties in the degree of market acceptance of ARIKAYCE by physicians, patients, third-party payors and others in the healthcare community;
•
our inability to obtain full approval of ARIKAYCE from the U.S. Food and Drug Administration (“FDA”), including the risk that we will not timely and successfully complete the study to validate a patient reported outcome tool and the confirmatory post-marketing study required for full approval;

•	inability of us, PARI Pharma GmbH (“PARI”) or our third-party manufacturers to comply with regulatory requirements related to ARIKAYCE or the Lamira Nebulizer System;
•	our inability to obtain adequate reimbursement from government or third-party payors for ARIKAYCE or acceptable prices for ARIKAYCE;
•	development of unexpected safety or efficacy concerns related to ARIKAYCE;
•
inaccuracies in our estimates of the size of the potential markets for ARIKAYCE or in data we have used to identify physicians, expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates;

•	our inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of ARIKAYCE;
•	failure to obtain regulatory approval to expand ARIKAYCE’s indication to a broader patient population;
•	risks that the full set of data from the WILLOW study, our six-month Phase 2 trial of brensocatib in patients with non-CF bronchiectasis, will not be consistent with the top-line results of the study;
•	the risk that brensocatib does not prove effective or safe for patients in the STOP-COVID19 study;
•
failure to successfully conduct future clinical trials for ARIKAYCE and our product candidates, including due to our limited experience in conducting preclinical development activities and clinical trials necessary for regulatory approval and our inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval;

•	risks that our clinical studies will be delayed or that serious side effects will be identified during drug development;
•
failure to obtain, or delays in obtaining, regulatory approvals for ARIKAYCE outside the U.S. or for our product candidates in the U.S., Europe, Japan or other markets, including the United Kingdom as a result of the United Kingdom's recent exit from the European Union;

•
failure of third parties on which we are dependent to manufacture sufficient quantities of ARIKAYCE or our product candidates for commercial or clinical needs, to conduct our clinical trials, or to comply with our agreements or laws and regulations that impact our business or agreements with us;

•	our inability to attract and retain key personnel or to effectively manage our growth;
•	our inability to adapt to our highly competitive and changing environment;
•	business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises;
•	impact of the novel coronavirus (COVID-19) pandemic and efforts to reduce its spread on our business, employees, including key personnel, patients, partners and suppliers;
•
our inability to adequately protect our intellectual property rights or prevent disclosure of our trade secrets and other proprietary information and costs associated with litigation or other proceedings related to such matters;

•
restrictions or other obligations imposed on us by agreements related to ARIKAYCE or our product candidates, including our license agreements with PARI and AstraZeneca AB, and failure to comply with our obligations under such agreements;

•	the cost and potential reputational damage resulting from litigation to which we are or may become a party, including product liability claims;
•	limited experience operating internationally;
•	changes in laws and regulations applicable to our business, including any pricing reform, and failure to comply with such laws and regulations;
•	inability to repay our existing indebtedness and uncertainties with respect to our ability to access future capital; and
•	delays in the execution of plans to build out an additional FDA-approved third-party manufacturing facility and unexpected expenses associated with those plans.
We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Any forward-looking statement is based on information current as of the date of this prospectus and speaks only as of the date on which such statement is made. Actual events or results may differ materially from the results, plans, intentions or expectations anticipated in these forward-looking statements as a result of a variety of factors, many of which are beyond our control. More information on factors that could cause actual results to differ materially from those anticipated are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the our most recent fiscal year, as updated from time to time in our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, including any applicable prospectus supplement. We disclaim any obligation, except as specifically required by law, and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.
You should read this prospectus, the registration statement of which this prospectus forms a part, any applicable prospectus supplement, and the documents incorporated by reference herein and therein, in their entirety and with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK
The following is a summary of the material terms of our common stock, which is based upon, and is qualified in its entirety by reference to, our Articles of Incorporation, as amended (the “Articles of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and applicable provisions of the Virginia Stock Corporation Act (“VSCA”). This summary may not contain all the information that is important to you; you can obtain additional information regarding our Articles of Incorporation and Bylaws by referring to such documents, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.
General
Under our Articles of Incorporation, we have authority to issue 500,000,000 shares of common stock, par value $0.01 per share. As of May 10, 2020, there were 101,044,828 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.
Dividend Rights
Subject to the rights of the holders of any of our preferred stock then outstanding, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. As of the date of this prospectus, we have not declared or paid any dividends on our shares of common stock, and there were no shares of preferred stock outstanding, although our board of directors is authorized to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of our common stock.
Rights Upon Liquidation
In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to the rights of the holders of any of our preferred stock then outstanding.
Voting Rights
Holders of our common stock are entitled to one vote per share and will have the exclusive power to vote on all matters presented to our shareholders, including the election of directors, except as otherwise provided by the VSCA and subject to the rights of the holders of any of our preferred stock then outstanding. An election of directors by our shareholders will be determined by a plurality of the votes cast by the shareholders entitled to vote on the election, although we have a director resignation policy applicable to director nominees in uncontested elections. Our Articles of Incorporation do not provide for cumulative voting. In accordance with our Articles of Incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year at our annual meeting of shareholders.
Subject to certain exceptions set forth in the VSCA, matters other than the election of directors generally will be approved if the votes cast by our shareholders favoring the action exceed the votes cast opposing the action. Subject to the rights of the holders of any of our preferred stock then outstanding, however, the affirmative vote of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single group, will be required to take the following actions:
•	remove a director, which may only be done for cause; and
•
alter, amend, repeal, or adopt any provision inconsistent with, the provisions of (1) our Articles of Incorporation that provide for a classified board, director removal only for cause, filling of newly created or vacant directorships, or bylaw amendments or (2) our Bylaws.

Other Rights
Holders of our common stock will have no preference, appraisal or exchange rights, except for any appraisal rights provided by the VSCA. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Potential Anti-Takeover Effects of Certain Provisions of Virginia Law and Our Organizational Documents
Certain provisions of the VSCA, our Articles of Incorporation and our Bylaws could hamper a third-party’s acquisition of, or discourage a third-party from attempting to acquire control of, us or limit the price that investors might be willing to pay for shares of our common stock. These provisions or arrangements include:
•
The ability to issue preferred stock with rights senior to those of our common stock without any further vote or action by the holders of our common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

•
The existence of a staggered board of directors in which there are three classes of directors serving staggered three-year terms, thus expanding the time required to change the composition of a majority of directors.

•	The requirement that shareholders provide advance notice when nominating director candidates to serve on our board of directors.
•	The inability of shareholders to convene a shareholders’ meeting without the chairman of the board, the president or a majority of the board of directors first calling the meeting.
•
The prohibition against entering into a business combination with the beneficial owner of 10% or more of our outstanding voting stock for a period of three years after the 10% or greater owner first reached that level of stock ownership, unless certain criteria are met.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Investor Communication Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.
Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “INSM.”
DESCRIPTION OF DEBT SECURITIES
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities will be our direct obligations, either secured or unsecured, and may include convertible debt securities. The debt securities may be our senior, senior subordinated or subordinated obligations. The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee, which we may amend or supplement from time to time. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time. The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following summary of the material provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture and certificate evidencing the applicable debt securities. Therefore, you should carefully consider the indenture that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words “we,” “us” or “our” refer only to Insmed Incorporated and not to our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

General
Debt securities may be issued in one or more series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indenture. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:
•	the title of the debt securities;
•	the offering price;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the aggregate principal amount that may be issued;
•
the person to whom any interest on a debt security will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest;

•	the date or dates on which the principal of any debt securities is payable;
•
the interest rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record date for any such interest payable on any interest payment date (or the method of determining the dates or rates);

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;
•
the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option and, if other than by a resolution of the board of directors, the manner in which any election by us to redeem the debt securities will be evidenced;

•
the obligation, if any, of ours to redeem or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities will be redeemed or repurchase, in whole or in part, pursuant to such obligation;

•	if other than in denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities will be issuable;
•
if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•
if other than U.S. currency, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable and the manner of determining the equivalent thereof in U.S. currency for any purpose, and whether we or a holder may elect payment to be made in a different currency;

•
if the principal of or any premium or interest on the debt securities is to be payable, at our election or the election of a holder, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units that the principal of or any premium or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of maturity thereof;

•
if the principal amount payable at stated maturity of the debt securities will not be determinable as of any one or more dates prior to stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof that will be due and payable upon maturity other than the state maturity or that will be deemed to be outstanding as of any date prior to the stated maturity (or, in each case, the manner that such amount deemed to be the principal amount will be determined);

•
if applicable, whether the debt securities will be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities and, if other than by a resolution of the board of directors, the manner in which any election by us to defease such debt securities will be evidenced;

•
if applicable, the terms of any right or obligation to convert or exchange debt securities, including, if applicable, the conversion or exchange rate or price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of a holder or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

•	whether or not the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
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the forms of the debt securities and whether the debt securities will be issuable in whole or in part in the form of one or more global securities, and if so, the respective depositaries for such global securities, the form of any legend or legends that will be borne by any such global securities in addition to or in lieu of that set forth in the indenture and any circumstances in addition to or in lieu of those set forth in the indenture in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of the persons other than the depositary for such global security or a nominee thereof;

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any deletion of, addition to or change in the events of default which applies to the debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•	any deletion of, addition to or change in the covenants set forth in the indenture which apply to the debt securities;
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any authenticating agents, paying agents, security registrars or such other agents necessary in connection with the issuance of the debt securities, including exchange rate agents and calculations agents;

•	if applicable, any terms of any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;
•	if applicable, the terms of any guaranties for the debt securities and any circumstances under which there may be additional obligors on the debt securities; and
•	any other terms of such debt securities.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any partial redemption of debt securities of any series, we will not be required to:
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issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of sending a notice of redemption and ending at the close of business on the day of sending such notice; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.
Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;
•	be delivered to the depositary or nominee or custodian;
•	bear any required legends; and
•	constitute a single debt security.
No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or
•	any other circumstance described in the applicable prospectus supplement has occurred permitting or requiring the issuance of any such security.
Conversion or Exchange
If any debt securities being offered are convertible into or exchangeable for our common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include, as applicable, the conversion or exchange price or rate, the conversion or exchange period, provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Payment and Paying Agents
Unless otherwise indicated in the prospectus supplement applicable to a series of debt securities, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check or by wire transfer to the record holder. The trustee will be designated as our initial paying agent.
We may also name any other paying agents in the prospectus supplement applicable to a series of debt securities. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:
•	10 business days prior to the date the money would be turned over to the applicable state; and
•	at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.
No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.
Covenants
We will set forth in the prospectus supplement any financial or restrictive covenants applicable to any issue of a particular series of debt securities.
Consolidation, Merger and Sale of Assets
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease all or substantially all our properties and assets to, any entity, unless:
•
the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•	the successor entity assumes our obligations under the debt securities and the applicable indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•	certain other conditions specified in the indenture are met regarding our delivery of our officer’s certificate and opinion of counsel to trustee.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into, sell or transfer all or part of its properties to us.
Events of Default
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indenture:
(1)	we fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;
(2)	we fail to pay principal of or any premium on any debt security of that series when due;
(3)	we fail to perform, or breach, any other covenant or warranty in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indenture; and
(4)	certain bankruptcy, insolvency or reorganization events with respect to us.

Additional or different events of default applicable to a series of debt securities may be described in the prospectus supplement for that series. An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities.
Within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series that is known to a responsible officer of the trustee, the trustee will give the holders of the debt securities of such series notice of such default as and to the extent provided by the Trust Indenture Act.
The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interests of the holders of the debt securities of such series to withhold this notice.
Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (4) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.
If an event of default described in clause (4) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder.
After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.
Other than the duty to act as a prudent person during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee indemnity reasonably satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
A holder of debt securities of any series will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:
(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
(2)
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee and have offered to the trustee security or indemnity reasonably satisfactory to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) immediately above.
To the extent any debt securities are outstanding, we will furnish the trustee an annual statement as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver
Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
We may also make modifications and amendments to the indenture for the benefit of holders without their consent, for certain purposes including, but not limited to:
•	providing for our successor to assume the covenants under the indenture;
•	adding covenants and/or events of default;
•	making certain changes to facilitate the issuance of the debt securities;
•	securing the debt securities, including provisions relating to the release or substitution of collateral;
•	providing for guaranties of, or additional obligors on, the debt securities;
•	providing for a successor trustee or additional trustees;
•	curing any ambiguities, defects or inconsistencies;
•	conforming the terms to the description of the terms of the securities in an offering memorandum, prospectus supplement or other offering document;
•	any other changes that do not adversely affect the rights or interest of any holder;
•	complying with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; and
•	complying with the applicable procedures of the applicable depositary.
However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding debt security affected by the modification or amendment if such modification or amendment would:
•	change the stated maturity of any debt security;
•
reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;
•	change the currency in which any debt security is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date of such debt security;
•	reduce the percentage in principal amount of outstanding securities of any series required for the consent of holders for any supplemental indenture or for any waiver provided for in the indenture;
•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or
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change the provisions in the indenture that relate to modifying or amending the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except:
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a default in the payment of the principal of or any premium or interest on any debt security of that series as and when the same will become due and payable by the terms thereof, otherwise than by acceleration; or

•	in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding security of such series affected by such default.
Satisfaction and Discharge; Defeasance
We may be discharged from our obligations under the debt securities of any series that have matured or will mature or be redeemed within one year, subject to limited exceptions, if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
The indenture contains a provision that permits us to elect either or both of the following:
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We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

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We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities and satisfy certain other conditions described in the indenture. This amount may be deposited in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As one of the conditions to either of the above elections, for debt securities denominated in U.S. dollars, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.
“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:
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direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

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obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

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any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

“U.S. government obligations” means:
(1)	any security which is:
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a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, which is not callable or redeemable at the option of the issuer thereof or

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an obligation of a person controlled or supervised by or acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which is not callable or redeemable at the option of the issuer thereof; and

(2)
any depository receipt issued by a bank as custodian with respect to any U.S. government obligation specified in the two bullet points above and held by such bank for the account of the holder of such deposit any receipt, or with respect to any specific payment of principal of or interest on any U.S. government obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Notices
Notices to holders will be delivered in person, mailed by first-class mail (registered or certified, return receipt requested), sent by facsimile transmission, email or overnight air courier guaranteeing next day delivery. If any debt securities are in the form of global securities, notices will be sent in accordance with the applicable rules and procedures of the depositary.
Governing Law; Wavier of Jury Trial; Jurisdiction
The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture, the securities or the transactions contemplated thereby may be instituted in the Federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by any method permitted under the indenture (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
No Personal Liability of Directors, Officers, Employees and Shareholders
No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness, under the debt securities, the indenture, or in any board resolution, officer’s certificate or supplemental indenture. The indenture provides that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indenture and the issuance of the debt securities.
Regarding the Trustee
The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indenture.

The indenture will limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.
The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and any selling securityholders may sell the securities registered pursuant to this prospectus in the following ways:
•	to or through underwriters;
•	to or through dealers;
•	through agents;
•	directly to purchasers;
•
in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act to or through a broker or brokers, or an underwriter or underwriters, acting as principal or agent;

•	through a combination of any of the foregoing methods; or
•	through any other method described in the applicable prospectus supplement.
We and any selling securityholders reserve the right to sell directly to or exchange our securities directly with investors on our own behalf in those jurisdictions where we are authorized to do so.
We and any selling securityholders may distribute such securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
We and any selling securityholders, or the purchasers of the securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions in connection with the sale of the securities. Underwriters may sell our securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase our securities as a principal and may then resell such securities at varying prices to be determined by the dealer.
We and any selling securityholders will name any underwriter, dealer or agent involved in the offer and sale of securities in the applicable prospectus supplement. In addition, we and any selling securityholders will describe in the applicable prospectus supplement the public offering or purchase price and the proceeds we and any selling securityholders will receive from the sale of our securities, any compensation we and any selling securityholders will pay to underwriters, dealers or agents in connection with such offering of our securities, any discounts, concessions or commissions allowed or re-allowed by underwriters to participating dealers, and any exchanges on which our securities will be listed. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and any selling securityholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We and any selling securityholders may also agree to contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. We and any selling securityholders may grant underwriters who participate in the distribution of the securities being registered pursuant to this prospectus an option to purchase additional securities in connection with a subsequent distribution. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.
To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Such transactions may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we and any selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional securities, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing such securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Should these transactions be undertaken, they may be discontinued at any time.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the legality of the securities being offered by this prospectus will be passed upon for us by Covington & Burling LLP, Washington, D.C. and/or Hunton Andrews Kurth LLP, Richmond, Virginia.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. We maintain a website at www.insmed.com. The information on our website is not incorporated by reference into this prospectus or any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable supplement. We have filed with the SEC a registration statement under the Securities Act with respect to the securities registered pursuant hereto. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. For further information with respect to us and the securities registered pursuant to this prospectus, you should review the registration statement, the applicable prospectus supplement, the information incorporated herein and therein, and the exhibits included herein and therein.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below (File No. 000-30739) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this registration statement and, in the case of any particular offering of our securities, the date such offering is terminated:
•	Annual Report on Form 10-K for the year ended December 31, 2019;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;
•
Current Reports on Form 8-K filed with the SEC on January 30, 2020 (solely with respect to Item 5.02), March 16, 2020 (solely with respect to Item 8.01), March 30, 2020, April 2, 2020 (solely with respect to Item 5.02), May 7, 2020 (solely with respect to Item 8.01) and May 14, 2020; and

•
Description of our common stock contained in our registration statement on Form 8-A, dated June 1, 2000, including any amendment or report subsequently filed for the purpose of updating such description.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and information that we subsequently file with the SEC will automatically update and supersede the information herein to the extent inconsistent herewith. This means that it is important to review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference has been modified or superseded.
You may request a copy of our SEC filings at no cost, by telephoning or writing us at the following telephone number or address:
Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807
Attention: Christine Pellizzari, Chief Legal Officer
(908) 977-9900

$500,000,000

0.75% Convertible Senior Notes due 2028
PROSPECTUS SUPPLEMENT
Joint Book-running Managers
J.P. Morgan	SVB Leerink	Morgan Stanley
May 10, 2021